UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CNA Financial Corporation
(Name of Registrant as Specified In Its Charter)

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CNA FINANCIAL CORPORATION

Notice of Annual Meeting April 29, 2020

To the stockholders of
CNA FINANCIAL CORPORATION:

        The Annual Meeting of Stockholders of CNA Financial Corporation, a Delaware corporation, will be held at 151 N. Franklin Street, 7th Floor Navy Pier 3 Room, Chicago, Illinois, on Wednesday, April 29, 2020, at 7:30 a.m., Chicago time, to consider the following proposals:

  (1)
  Election to the Board of the eleven nominees named in this proxy statement;

  (2)
  An advisory (non-binding) vote to approve named executive officer compensation;

  (3)
  To consider and act upon a proposal to approve the Amended and Restated CNA Financial Corporation Incentive Compensation Plan;

  (4)
  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2020; and

  (5)
  Transaction of such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 6, 2020 are entitled to notice of and to vote at this meeting. You may revoke the proxy at any time before the authority granted therein is exercised.

By order of the Board of Directors,
STATHY DARCY Senior Vice President, Deputy General Counsel and Secretary
Chicago, Illinois March 20, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 29, 2020. This proxy statement and the 2019 Annual Report to Stockholders are posted on the Company's website at www.cna.com.

CNA FINANCIAL CORPORATION
151 N. FRANKLIN STREET, CHICAGO, ILLINOIS 60606

Proxy Statement
Annual Meeting, April 29, 2020

        The Board of Directors of CNA Financial Corporation ("CNA," "we" or the "Company") submits this proxy statement in connection with the solicitation of proxies from the stockholders in the form enclosed.

        The persons named in this proxy statement as nominees for election as directors have been designated by the Board.

        Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A stockholder may also revoke his or her proxy and vote in person at the Annual Meeting. Proxies will be voted in accordance with the stockholder's specifications and, if no specifications are made, proxies will be voted in accordance with the Board of Directors' recommendations. The approximate date of the mailing of this proxy statement is March 20, 2020.

        The Annual Meeting is open to holders of our Common Stock. To attend the meeting, you will need to register upon arrival. We may check for your name on our stockholders' list and ask you to produce a valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own CNA Common Stock, it is possible that you will not be admitted to the meeting.

        Whether or not you plan to attend the meeting, you are encouraged to submit a proxy to vote your shares by the Internet, telephone or mail, as follows:

VOTE BY INTERNET (www.proxyvote.com)
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE (1-800-690-6903)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        On March 6, 2020, we had outstanding 271,248,344 shares of Common Stock. Holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 6, 2020 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of stockholders, including the Annual Meeting. In accordance with the Company's By-Laws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eleven nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will be counted for determining the presence of a quorum, but will not have any effect on the outcome of the election. The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter.

Principal Stockholder

        The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 6, 2020, (unless otherwise noted) based on filings with the Securities and Exchange Commission ("SEC"). Each such entity has sole voting and investment power with respect to the shares set forth:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Loews Corporation ("Loews")	242,649,773	89.40%
667 Madison Avenue
New York, New York 10065-8087

        Because Loews holds a majority of our outstanding Common Stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. Loews has advised the Company's Board of Directors that it intends to vote FOR the election of each of the Board's nominees for director, FOR the advisory (non-binding) vote approving named executive officer compensation, FOR approval of the Amended and Restated Incentive Compensation Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2020. There are no agreements between CNA and Loews with respect to the election of CNA directors or with respect to the other matters to come before the meeting.

Director and Officer Holdings

        The following table sets forth certain information as to shares of our Common Stock, as well as shares of common stock of Loews, our principal stockholder, beneficially owned by each director, and each Named Executive Officer included in the Summary Compensation Table in this proxy statement (individually, an "NEO" and collectively, the "NEOs"), and by all executive officers and directors of the Company as a group as of March 6, 2020 based on data furnished by them.

Name:	Shares of CNA Common Stock Beneficially Owned		Shares of Loews Common Stock Beneficially Owned
James M. Anderson	37,688	(1)	0
Michael A. Bless	0		0
Kevin J. Leidwinger	47,534	(2)	0
Jose O. Montemayor	0		0
Don M. Randel	0		0
André Rice	0		0
Dino E. Robusto	179,204	(3)	0
Kenneth I. Siegel	0		5,654	(4)
Kevin G. Smith	23,219	(5)	0
Andrew H. Tisch	106,100		16,199,184	(6)
Benjamin J. Tisch	0		36,299	(7)
James S. Tisch	106,100		17,189,280	(8)
Jane J. Wang	0		6,009
Douglas M. Worman	17,576	(9)	0
Marvin Zonis	500		0
All executive officers, directors and nominees as a group (21 persons)	657,630	(10)	33,436,426	(11)

1.
Includes 5,191 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

2.
Includes 21,578 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

3.
Includes 116,817 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

4.
Includes 5,654 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of the record date.

5.
Includes 12,294 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

6.
Includes 300,000 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of the record date. Also includes 7,691,285 shares which are deemed beneficially owned by Mr. A.H. Tisch and which are held in various trusts and 1,090,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power. Loews Common Stock shares beneficially owned by Mr. A.H. Tisch represent 5.6% of the outstanding shares of Loews Common Stock.

7.
Includes 3,502 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of the record date.

8.
Includes 300,000 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of the record date. Also includes 8,703,469 shares which are deemed beneficially owned by Mr. J.S. Tisch and which are held in various trusts and 1,060,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power. Loews Common Stock shares beneficially owned by Mr. J.S. Tisch represent 5.9% of the outstanding shares of Loews Common Stock.

9.
Includes 17,576 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

10.
Includes 217,387 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date. In aggregate, these holdings represent less than 1% of the outstanding shares of Common Stock.

11.
Includes 609,156 shares of Loews Common Stock issuable upon the exercise of awards granted under the Loews Stock Option Plan which are exercisable currently or within 60 days of the record date.

ELECTION OF DIRECTORS
(Proposal No. 1)

        Pursuant to our By-Laws, the number of directors constituting the full Board of Directors has been fixed at eleven. Each director shall be elected at the Annual Meeting and shall hold office until the next Annual Meeting and until their successor is elected and qualified. Directors need not be stockholders of the Company. Unless authority to do so is withheld, shares represented by valid proxies will be voted for the eleven nominees identified below.

        Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will become unavailable.

        Set forth below is the name, principal occupation and business experience for at least the past five years, as well as certain other information for each nominee. Also, included below is information regarding the qualifications, attributes and skills that led to the conclusion that each of these individuals should be nominated to serve as a director.

        Michael A. Bless, President and Chief Executive Officer of Century Aluminum Company ("Century") since 2011 and a director of Century since 2012. He joined Century in 2006 as Executive Vice President and Chief Financial Officer. Mr. Bless serves on the Board of Directors for Simpson Manufacturing Company Inc., a publicly traded company, and is a National Trustee for the Midwest Region for Boys & Girls Club of America. His expansive financial knowledge, experience leading a public company and technical expertise is valuable to our Board. He serves on the Audit, Compensation and Finance Committees. Mr. Bless has served as a director since 2017. Age 54.

        Jose O. Montemayor, principal of Black Diamond Capital Partners I, LP since 2005. From 1999 to 2005, Mr. Montemayor was Insurance Commissioner for the State of Texas. He is a certified public accountant and a member of the Society of Financial Examiners, the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Montemayor's extensive knowledge and experience of the insurance industry, including 12 years as a senior insurance regulator, is valuable to our Board. He serves on the Compensation and Finance Committees and is the Chairman of the Audit Committee. Mr. Montemayor has served as a director since 2007. Age 69.

        Don M. Randel, Retired President of The Andrew W. Mellon Foundation, a position Mr. Randel held from July 2006 to March 2013. Prior to that, Mr. Randel served as President of the University of Chicago from 2000-2006. Mr. Randel's experience as a senior leader of a large institution is of great value to our Board. He serves on the Audit, Compensation and Finance Committees. Mr. Randel has served as a director since 2002. Age 79.

        André Rice, Founder and President of Muller & Monroe Asset Management, LLC since 1999. Prior to that, Mr. Rice founded in 1986 Rice Group Ltd., an investment services company. He is a certified public accountant and a member of the National Association of Securities Professionals and the National Association of Investment Companies. Mr. Rice's extensive investment knowledge and experience is valuable to our Board. He serves on the Audit, Compensation and Finance Committees. Mr. Rice has served as a director since 2017. Age 62.

        Dino E. Robusto, Chairman of the Board and Chief Executive Officer since November 2016. Prior to officially assuming the roles of Chairman and CEO of the Company, Mr. Robusto served in various senior management capacities at Chubb Limited, most recently as President of Commercial and Specialty Lines of the Chubb Group of Insurance Companies and Executive Vice President of Chubb Limited from 2013 until his retirement from Chubb in November 2015. Prior to that, he was President of Personal Lines and Claims from 2011 through 2013. Mr. Robusto joined Chubb in 1986. He serves on the Board of Directors of Junior Achievement of New Jersey and formerly served on the Boards of Directors of Applied Systems Inc. and RAND Corporation's Institute for Civil Justice, and on the Board of Advisors of Catalyst, Inc. Mr. Robusto's extensive insurance experience enables him to provide deep insight and knowledge regarding all aspects of the commercial insurance industry. Mr. Robusto serves on the Executive and Finance Committees. He has served as Chairman of the Board since 2016. Age 61.

        Kenneth I. Siegel, Senior Vice President of Loews since 2009. Mr. Siegel is a Director of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews, and has served as Chairman of such Board since 2011. In addition, he serves on the Board of Directors of Diamond Offshore Drilling, Inc., a 51% owned subsidiary of Loews. Mr. Siegel has extensive experience with capital markets and merger and acquisition transactions as a result of his position at Loews. Mr. Siegel's experience in his position at Loews also provides him with knowledge of the energy industry and broad knowledge of and insight into the operations of Loews and the businesses in which it is engaged. This experience, combined with his financial and transactional expertise, will enable Mr. Siegel to provide valuable insight to our Board. He serves on the Finance Committee. Mr. Siegel has served as a director since April 2019. Age 63.

        Andrew H. Tisch, Co-Chairman of the Board of Loews since 2006. Mr. Tisch also serves as Chairman of the Executive Committee and a member of the Office of the President of Loews. He is a Director of the general partner of Boardwalk Pipeline Partners LP, serves on the Board of Directors of Diamond Offshore Drilling, Inc., a 51% owned subsidiary of Loews, and was also a director of K12 Inc. from 2001 to 2017. Mr. Tisch's positions with Loews allow him to provide valuable perspective and advice to our Board. He serves on the Finance Committee and is the Chairman of the Executive Committee. Mr. Tisch has served as a director since 2006. He is the brother of James S. Tisch and the uncle of Benjamin J. Tisch. Age 70.

        Benjamin J. Tisch, Vice President of Loews. Before joining Loews in 2012, Mr. Tisch was a managing director at Fortress Investment Group Global Macro Fund, where he specialized in developed market interest rates and FX strategies. His position with Loews, along with his investment expertise, allows him to provide valuable perspective and advice to our Board. He serves on the Finance Committee. Mr. Tisch has served as a director since 2018. Mr. Tisch is the son of James S. Tisch and the nephew of Andrew H. Tisch. Age 37.

        James S. Tisch, President and Chief Executive Officer and a member of the Office of the President of Loews. Mr. Tisch also serves as Director of Loews and Chairman of the Board of Directors of Diamond Offshore Drilling, Inc., a 51% owned subsidiary of Loews. Mr. Tisch served as Chief Executive Officer of Diamond Offshore Drilling, Inc. until 2008. He currently serves on the Board of Directors of General Electric Company, a publicly traded company. Mr. Tisch's positions with Loews allow him to provide valuable perspective and advice to our Board. He serves on the Executive Committee and is the Chairman of the Finance Committee. Mr. Tisch has served as a director since 1985. He is the brother of Andrew H. Tisch and the father of Benjamin J. Tisch. Age 67.

        Jane J. Wang, Vice President of Loews. Ms. Wang joined Loews in 2006 as an associate in the Corporate Development group. She is also a director of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews, since 2018. Ms. Wang is responsible for monitoring the performance of Loews's subsidiaries and also focuses on strategic planning, corporate development and financing. Her position with Loews allows her to provide valuable perspective and advice to our Board. She serves on the Finance Committee. Ms. Wang has served as a director since January 2019. Age 38.

        Marvin Zonis, Professor Emeritus of International Political Economy, Leadership and E-Commerce at the Booth School of Business of the University of Chicago since 1989. Mr. Zonis has been a principal of Marvin Zonis & Associates, Inc., an international consulting firm, since its incorporation in 1978. He provides advice to various businesses and professional asset management firms all over the world, helping them to identify, assess and manage their risks in the changing global political environment. He has written extensively on globalization, digital technologies and emerging markets. Mr. Zonis brings to our Board broad experience in international economic and monetary affairs. He serves on the Audit and Finance Committees and is the Chairman of the Compensation Committee. Mr. Zonis has served as a director since 1993. Age 83.

Director Independence

        Under the rules of the New York Stock Exchange (the "NYSE"), listed companies like CNA that have a controlling stockholder are not required to have a majority of independent directors. Because Loews holds more than 50% of the voting power of CNA, we are a controlled company within the meaning of the rules of the NYSE. Upon the election of the eleven nominees, our Board of Directors will not be composed of a majority of directors who are independent. Nevertheless, our Board of Directors has determined that the following current directors are independent under the listing standards of the NYSE (each, an "Independent Director" and collectively, the "Independent Directors"): Michael A. Bless, Jose O. Montemayor, Don M. Randel, André Rice and Marvin Zonis. In assessing independence, an affirmative determination is made as to whether or not each director or nominee has any material relationship with the Company. In assessing the materiality of any relationship, our Board considers all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. Our Board considers the frequency and regularity of any services provided by or to, or other transactions between, our Company and the director or nominee or affiliated organization, whether they are being carried out at arms' length in the ordinary course of business and whether they are being provided or conducted substantially on the same terms as those prevailing at the time with unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable and familial relationships.

        Our Board has established guidelines to assist it in determining director independence under these listing standards. Under our Board's guidelines, a director would not be considered independent if any of the following relationships exists: (i) during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company; (ii) the director or an immediate family member received, during any twelve month period within the past three years, more than $120,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation; (iii) the director is a current partner or employee, or an immediate family member is a current partner of a firm that is the Company's internal or external auditor, or an immediate family member is a current employee of such a firm and personally works on the Company's audit, or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company's audit within that time; (iv) the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million, or 2% of the other company's consolidated gross revenues.

Leadership Structure

        In the Company's leadership structure, the roles of Chairman of the Board and Chief Executive Officer are combined. The Board believes that this combined structure promotes unified leadership and direction for the Company. The Board meets regularly in executive session with the Chairman, without the presence of any other management personnel of the Company. In addition, the Board has complete and direct access to our entire management team.

        Our Independent Directors meet regularly in executive session without management participation. We have a position of presiding director whose primary responsibility is to preside over the executive sessions of the Independent Directors. The Chairmen of our Audit and Compensation Committees alternate annually as the presiding director. Mr. Zonis, as Chairman of our Compensation Committee, currently serves as presiding director until the Annual Meeting.

Board Oversight of Risk Management

        Within the general construct of oversight responsibility for our organization, the Audit Committee of the Board retains oversight responsibility for the integrity of the financial statements, compliance and ethics program, legal risk and overall policies and procedures relating to risk management, including oversight of accounting policies, financial statement disclosures and internal controls over financial reporting, compliance matters and oversight of the process for establishing insurance reserves. This includes oversight of ongoing risk management efforts, material changes to risk appetite of the Company and significant emerging risk exposure.

        The Company's management provides regular reports to the Audit Committee in respect of the Committee's role in oversight, including presentations on the key management judgments and any new or significant transactions or accounting policy changes impacting the Company's quarterly financial results, reportable deficiencies in the internal control over financial reporting, reserve establishment and factors considered in such establishment, key risk reports and ongoing risk management efforts, status and effectiveness of the Company's legal compliance and business ethics program and internal audit processes and results. These presentations and reports are the foundation for productive dialogue between the members of the Audit Committee and senior Company officials with primary responsibility in these areas.

        The entire Board oversees the risk management framework with respect to material risk on an enterprise-wide basis, including reserve risk, market risk, liquidity risk, credit risk, reputational risk and specific risks relating to our business operations, including insurance underwriting and claims, reinsurance, catastrophe risk, information technology, cybersecurity, human capital and business resiliency planning.

        Periodic reports are provided to the full Board by the Company's management which, among other things, seeks to systematically identify the principal risks facing the Company, identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk management practices. These reports enable the full Board to conduct meaningful and substantive discussions and deliberations with senior management on these enterprise-wide risks.

Committees and Meetings

        Our Board of Directors has the following standing committees: Audit, Compensation, Executive, and Finance. Members of the Audit and Compensation Committees are set forth below. The current members of our Executive Committee are Andrew H. Tisch (Chairman), James S. Tisch and Dino E. Robusto. All directors currently serve as members of our Finance Committee.

        Under the rules of the NYSE, listed companies like CNA that have a controlling stockholder are not required to have a Nominating Committee. Our Board of Directors as a whole performs the functions of a Nominating Committee. We do not have a specific policy regarding stockholder nominations of director candidates other than through the process described below in the "Stockholder Proposals for the 2021 Annual Meeting." Nominations for director positions are considered and determined by the Board through consultation with senior Company personnel. Possible nominees to our Board of Directors may be suggested by any Director to our Chairman of the Board or by any stockholder in the manner set forth under "Stockholder Proposals for the 2021 Annual Meeting." Although our Board of Directors does not have a formal policy on director diversity, our Board recognizes its importance and does take it into account in identifying director nominees.

        The Board does not currently have a retirement policy with respect to the Independent Directors.

Audit Committee

        The primary function of our Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management's conduct of our Company's financial reporting process, including review of the financial reports and other financial information of our Company, our Company's system of internal control over financial reporting, our Company's disclosure controls and procedures, and the annual independent audit of our Company's consolidated financial statements. This Audit Committee oversight of our financial statements covers both the consolidated financial statements reported in conformity with accounting principles generally accepted in the United States and the combined financials reported on a statutory basis for our domestic insurance companies. Our Audit Committee has sole authority to directly appoint, retain, compensate, evaluate, and terminate our Company's independent registered public accounting firm and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent registered public accounting firm in accordance with policies and procedures adopted by our Audit Committee from time to time or as otherwise required.

        The Charter of our Audit Committee is posted on the Company's website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Audit Committee are Jose O. Montemayor (Chairman), Michael A. Bless, Don M. Randel, André Rice and Marvin Zonis, each of whom is an Independent Director and also meets the additional independence requirements of applicable listing standards of the NYSE and SEC regulations. Each of the current members is financially literate, as determined by our Board. Our Board has determined that Messrs. Bless and Montemayor are "audit committee financial experts" under NYSE and SEC standards.

        Our directors are asked annually to report to our Company the number of audit committees of public companies on which such director serves. During 2019, no director reported serving on more than three audit committees of public companies.

Compensation Committee

        The primary function of the Compensation Committee is to determine, based on, and after consideration of, recommendations of our management, all elements of compensation for the senior executive officers of the Company who are deemed executive officers as that term is defined in the Securities Act of 1933, as amended, including the NEOs. The Compensation Committee also reviews and approves the terms and conditions of any employment arrangements between the NEOs and the Company or its subsidiaries and oversees all aspects of the Incentive Compensation Plan. The Charter of our Compensation Committee is posted on the Company's website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Compensation Committee are Marvin Zonis (Chairman), Michael A. Bless, Jose O. Montemayor, Don M. Randel and André Rice, each of whom our Board of Directors has determined satisfies the requirement as an Independent Director, a "non-employee director" as set forth in Rule 16b-3 under the Securities Exchange Act of 1934.

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive, financial and accounting officers. The Code of Business Conduct and Ethics, as well as the Corporate Governance Guidelines, are posted on the Company's website at www.cna.com and are also available in print free of charge to any stockholder who requests them. We intend to post on our website any changes to or waivers of this Code of Business Conduct and Ethics for our Chief Executive Officer and Chief Financial Officer.

Meetings

        During 2019, there were 4 meetings of our Board of Directors, 4 meetings of our Finance Committee, 5 meetings of our Audit Committee, 5 meetings of our Executive Committee and 3 meetings of our Compensation Committee. Each individual who served as a director of the Company for the entire year of 2019 attended not less than 75% of the total number of meetings of our Board of Directors and committees of our Board on which that director served during the year. Mr. Kenneth Siegel, elected to our Board in April 2019 has attended all Board and Committee meetings he was a member of subsequent to his respective director designation. Our Board encourages, but does not require, that all directors attend our stockholders' meetings. Each individual who served as a director of the Company as of the date of the 2019 Annual Meeting was present at the Meeting.

Audit Committee Report

        The role of our Audit Committee is to assist our Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of our financial reporting process. As set forth in the Charter of our Audit Committee, management of our Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements. Our Company's accounting and financial reporting principles and internal control over financial reporting and our disclosure controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations. Our Audit Committee functions as the liaison with our Company's internal audit area and our independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing our Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. Such firm also issues an opinion on the Company's internal control over financial reporting.

        In the performance of its oversight function, the Audit Committee has considered and discussed the consolidated audited financial statements with management and the independent registered public accounting firm. Our Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication with Those Charged with Governance". In addition, the Audit Committee has discussed with the accounting firm their independence in relation to the Company and its management, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence.

        The members of the Audit Committee rely, without independent verification, on the information provided to them by management and the independent registered public accounting firm and on management's representation that our consolidated financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our consolidated financial statements or any professional certification as to the independent registered public accounting firm's work. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal control over financial reporting and our disclosure controls and procedures, that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that our financial statements are presented in accordance with accounting principles generally accepted in the United States, or that our independent registered public accounting firm is in fact "independent".

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of our Audit Committee referred to above and in the Audit Committee's Charter, our Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC and determined that the provision of non-audit services by Deloitte & Touche LLP to the Company in 2019 was compatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.

SUBMITTED BY THE AUDIT COMMITTEE

Jose O. Montemayor (Chairman)
Michael A. Bless
Don M. Randel
André Rice
Marvin Zonis

Director Compensation

        As of January 1, 2019, each of our independent directors was entitled to an annual retainer of $54,000. In addition to an annual retainer, members of our Finance Committee were entitled to an annual retainer of $4,000. The annual retainers for service as a member of the Audit and Compensation Committees are currently as follows: Compensation Committee (excluding Chairperson)—$25,000; Compensation Chairperson—$30,000; Audit Committee (excluding Chairperson)—$67,000; and Audit Chairperson—$87,000. Members of the Executive Committee and non-independent directors do not receive compensation for their services. No meeting-specific fees are otherwise provided. All director compensation is in cash and distributed on a monthly, pro-rated basis.

        The following table shows, for each independent director, the amount of compensation paid for his service during 2019:

Name	Fees
Michael A. Bless	$150,000
Jose O. Montemayor	$170,000
Don M. Randel	$150,000
André Rice	$150,000
Marvin Zonis	$155,000

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the 2019 compensation program for our NEOs. During 2019, our executive management team included the following NEOs:

  •
  Dino E. Robusto, Chairman and Chief Executive Officer

  •
  James M. Anderson, Executive Vice President and Chief Financial Officer

  •
  Douglas M. Worman, Executive Vice President and Chief Underwriting Officer

  •
  Kevin J. Leidwinger, President and Chief Operating Officer, Commercial

  •
  Kevin G. Smith, President and Chief Operating Officer, Specialty

        The Company previously announced the resignation of Mr. Anderson, effective February 25, 2020. Such departure had no effect on the compensation for Mr. Anderson relating to 2019.

Overall Executive Compensation Philosophy and Objectives

        We believe that our success is dependent upon the quality of senior management, and that compensation programs are important in attracting and retaining NEOs of superior ability and motivating their efforts on behalf of the Company. Accordingly, our compensation program for NEOs recognizes individual performance and contributions, as reflected both in the Company's overall results and in each NEO's contribution to them. To meet these objectives, we have established an approach to NEO compensation that combines elements of base salary and both cash and stock-based incentive compensation, as well as other benefits. In selecting these elements of NEO compensation, the Company has considered its historical compensation practices as they have evolved over the years, national surveys of executive compensation at comparable companies and the executive compensation programs of various peer companies, as well as applicable tax and accounting impacts of executive compensation.

        In addition, we continuously monitor the effectiveness of our compensation offerings for both NEOs and other senior leaders of the Company in order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment. In connection with such regular review, analysis and data collection regarding compensation effectiveness, we may from time to time recommend changes to our compensation plan design, particularly with respect to incentive-based compensation.

        In preparing and negotiating compensation and benefit terms with respect to each NEO, we seek to realize the goals and objectives described above and to include the elements of compensation described in this Compensation Discussion and Analysis.

What We Pay and Why: Components of Executive Compensation

        In establishing the aggregate amount of compensation for each NEO, the primary factor is an evaluation of the individual's performance in the context of any contractual commitments to the individual executive, the extent and nature of the individual's responsibilities within the Company and the Company's performance during the period in question. As noted above, the Company also reviews and considers compensation levels and practices as shown in surveys and other materials. Based on these factors, the Company determines an overall level of compensation—a portion of which is to be paid as base salary and the balance of which would be incentive-based and equity-based awards, which are described in further detail in the "Narrative Supplement to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table" section.

        The principal components of compensation for the Company's NEOs are:

  •
  Base salary;

  •
  Cash incentive compensation awards, based on annual performance measures;

  •
  Grants of stock-based awards; and

  •
  Retirement, medical and related benefits.

Quantitative and Qualitative Factors—Individual Performance

        In determining compensation, various factors are considered in evaluating each NEO's performance, including overall Company performance. In addition, other factors considered in determining annual bonus include the specific contribution to the overall performance of the Company by the business or operational unit led by each such NEO. Such contribution is reflected in various measurements, including the unit's profitability, growth and operational efficiency, as well as productive expense management and effective leadership. Factors particular to each NEO that also may be considered include significant project work and successful implementation of initiatives that affect the enterprise as a whole. Base salary and incentive opportunities for each NEO are also based, among other factors, on comparative market compensation data as described in the section entitled "Comparative Market Data." Final approval of all compensation payments is made by the Compensation Committee, which retains authority to make discretionary reductions in the award amounts.

        Base Salary.    Initial annual base salaries are set in consideration of median market data and other factors such as the executive's prior work experience and scope of responsibility. Thereafter, base salaries are reviewed by the Compensation Committee in connection with its annual compensation review. In order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment, the annual base salaries of our NEOs are reviewed by the Chief Executive Officer and Compensation Committee relative to peer group and insurance and financial industry survey data (see "Comparative Market Data"), and their respective experience, level of responsibility, individual performance and tenure with the Company. Mr. Worman and Mr. Smith received base salary increases in 2019 in recognition of their respective performance and to bring them further into the competitive market range of our peer group.

        Incentive Compensation Awards.    The Company's Incentive Compensation Plan provides for annual cash and long-term stock-based incentive compensation for the NEOs of the Company, along with other executives. The elements of any incentive compensation for each NEO are subject to the terms and conditions of the Incentive Compensation Plan and the approval of the Compensation Committee.

        The Compensation Committee oversees all aspects of the Incentive Compensation Plan and has sole discretion to make all determinations on any matter relating to the Incentive Compensation Plan or any award granted under it. Under the Incentive Compensation Plan, the measures to be used for purposes of incentive awards may include one or more or any combination of a wide variety of corporate and personal performance components.

        The annual and long-term components of the incentive-based compensation for the NEOs are based on "Core Income" (as defined below) as the performance measure. Any potential awards for NEOs under the plan are determined pursuant to the definition of Core Income and specific targets approved by the Compensation Committee at the beginning of each relevant performance cycle. Accordingly, for 2019, the determination of compensation under both the annual incentive award plan ("AIB"), which is payable entirely in cash, and the long-term performance share award plan ("PSP"), which is payable entirely in shares of the Company's Common Stock, was based on one formula approved by the Compensation Committee at the beginning of 2019. The PSP is based on a one-year performance cycle followed by a two-year vesting period, which, taken together, results in a three-year aggregated cliff vesting period. We believe this aligns all our senior leaders, including the NEOs, with the interests of stockholders. The payout of the 2019 PSP, if any, will be in the first quarter of 2022.

        We believe that our long-term incentive compensation approach provides both a competitive and an appropriate compensation structure, while at the same time ensuring alignment between individual performance and contribution to the Company's operations with long-term stockholder value growth.

        Performance Assessment of all NEOs.    Our management performs an analytical and advisory role in the process of determining incentive compensation for our NEOs. Our Chairman of the Board and Chief Executive Officer reviews all elements of incentive compensation for NEOs (other than himself) with our Chief Human Resources Executive Officer, and approves all recommendations to be made to the Compensation Committee as to those executives. Proposed incentive compensation awards to the Chief Executive Officer himself are developed by our majority stockholder in consultation with our Chief Human Resources Officer, and then recommended to the Compensation Committee. Since each NEO who reports to the Chief Executive Officer is assessed separately by him and the Compensation Committee as to each element of compensation, there is no direct relationship among those elements from one NEO to another. The relationship among the various elements of compensation for each NEO individually is driven by the goal of providing the executive with an overall package of base and incentive compensation that fairly recompenses the individual for both Company and individual performance, in the judgment of the Compensation Committee in consultation with management. Accordingly, there is an annual assessment of all compensation elements collectively for each NEO, to assure that in the aggregate they represent a fair and balanced package in light of individual achievements and overall Company results.

        Annual Incentive Award.    The 2019 Annual incentive awards under the Incentive Compensation Plan for the NEOs were calculated in accordance with a formula based upon our "Core Income" for that year, and each NEOs individual performance. The following is the definition of Core Income approved by the Compensation Committee:

        "Core Income" is defined as "net income," as reported in our fiscal year financial results, and adjusted by the following exclusions:

1)
    Realized capital gains or losses, net of tax.

2)
    The after-tax impact of items of gain, loss, income or expense (including but not limited to changes in accounting principles) which in the judgment of the Compensation Committee were extraordinary or unusual in nature or infrequent in occurrence.

3)
    The after-tax impact of net investment income from limited partnership (LP) and common equity investments in excess of the 2019 budgeted amount. To the extent that LP and common equity net investment income is below the budgeted amount, include LP net investment income up to the budgeted amount.

4)
    The after-tax impact of reserve strengthening and adverse dividend or premium development associated with asbestos and environmental pollution reserves for accident years prior to 2000, and any income statement impact below or above the budgeted amount of applying retroactive reinsurance accounting to the losses ceded to the NICO loss portfolio transfer.

5)
    The after-tax impact of catastrophe losses of the Company or its subsidiaries in excess of the 2019 budgeted amount. To the extent that catastrophe losses are below the budgeted amount, include catastrophe losses up to the budgeted amount.

6)
    The after-tax impact of net reserve strengthening due to unlocking of assumptions relating to long term care or benefit settlement option liabilities or relating to a disposition, loss portfolio transfer or other transaction that fixes or limits the Company's exposure to the run-off Life & Group businesses that the Committee deems to be in the best interest of stockholders.

7)
    Any income tax expense or benefit attributable to the impact of a change in the federal income tax rate on deferred income tax assets and liabilities.

        We refer to "Core Income" as "CI."

        CI Achievement, as determined in accordance with the 2019 definition, is to be rounded to no more than the next 5% increment, above or below. The Compensation Committee retains the authority to exercise negative discretion on the final rounded achievement and on any of the items listed above except as specified in a contract between the Company or its subsidiaries and an Eligible Person.

        The foregoing CI definition was applied in the determination of the annual incentive cash awards, as explained below.

        With regard to 2019 annual cash awards to NEOs, the Compensation Committee retained the authority to exercise negative discretion on any of the exclusions listed above, except to the extent provided otherwise in any employment agreements with NEOs. Although CI as determined under this definition is derived from our net income, it does provide for certain exclusions. The primary purpose of the exclusions from net income reflected in the above definition of CI is to remove those elements of income or loss which relate to one-time or extraordinary events or developments or other matters that, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing an NEO's performance and contribution to our operating results. The CI for 2019, determined pursuant to the above definition, was $1.128 billion, approximately $149 million higher than our reported CI, primarily as a result of certain adjustments provided for in the foregoing category of exclusions.

        Long-Term Incentive Award.    After the completion of the one-year performance period, the 2019 PSP awards under the Incentive Compensation Plan for the NEOs were determined in accordance with the same CI formula set forth above. Full vesting of these awards will generally occur in March of the third year following the grant date. With regard to 2019 long-term incentive awards to NEOs, the Compensation Committee retained the authority to exercise negative discretion on any of the exclusions listed above, except to the extent provided otherwise in any employment agreements with NEOs.

Annual Incentive Cash Compensation Awards

        The annual incentive cash compensation awards under the Incentive Compensation Plan for the NEOs for 2019 were primarily determined by performance compared to preset quantifiable financial goals based upon CI as determined by the Compensation Committee, which also set the level or levels of cash incentive award opportunity within those goals for each NEO. Typical primary recurring factors taken into account for purposes of determining annual incentive cash compensation award levels assigned for each NEO for a given year include such elements as: combined ratios; expense ratios; return on equity; catastrophe loss experience; handling of legal exposures; and net written premium production. As to any particular NEO, these factors may be considered both from an overall corporate viewpoint or in terms of performance for a particular factor within that executive's individual areas of responsibility, or both.

        The annual incentive cash compensation opportunity for 2019 for all NEOs was limited by an individual maximum payment amount of two times their target annual incentive award opportunity. For all NEOs, the Compensation Committee retains the power to exercise negative discretion for 2019 annual incentive cash compensation amounts of the amount produced by the applicable payout formula or CI target ranges or amounts, as applicable. The Compensation Committee also reserves the right to eliminate these awards to the NEOs, uniformly, due to adverse financial conditions.

        In determining the annual incentive cash compensation awards for 2019, and relative to each NEO's target annual incentive award opportunity, the Compensation Committee evaluated Company performance and individual performance against the pre-set financial goals of the Company and individual performance measures, as described above. The Company achieved CI of $1.128 billion for 2019, which was $26 million above the target CI goal. In addition to Company CI performance achievement, the annual incentive bonus amount to be paid to each NEO individually was based upon the assessment by Company senior management and the Compensation Committee of that NEO's success in his or her responsibilities during the performance period in question. Based upon this process of evaluation, the 2019 annual incentive bonus payouts for the NEOs ranged from 64% to 100% of the respective maximum annual incentive opportunities.

        The following table provides additional information:

Name	Year	Annual Incentive Cash Awards	Maximum Opportunity
Dino E. Robusto	2019	$4,000,000	$4,000,000
James M. Anderson	2019	$1,250,000	$1,950,000
Douglas M. Worman	2019	$2,000,000	$2,450,000
Kevin J. Leidwinger	2019	$1,500,000	$1,995,000
Kevin G. Smith	2019	$1,500,000	$1,980,000

Long-Term Incentive Plan

        Under the Incentive Compensation Plan, potential PSP awards for NEOs, among other employees, are based upon CI, and, for 2019, were determined pursuant to the definition approved by the Compensation Committee. CI goals for the one-year performance period are described in further detail in the "Incentive Compensation Awards" section. The payout for the 2019 award will be made following the end of a two-year vesting period after the end of the 2019 performance year, or in the first quarter of 2022.

        The ranges of PSP award opportunities for the NEOs for 2019, as determined by the Compensation Committee, are reflected below in the "2019 Grants of Plan-Based Awards Table". The long-term incentive awards are granted annually and are earned based on CI for the performance year period and will become payable to the extent that specified targets are achieved and only after a two-year vesting period following the end of the performance period. Payouts, if any, of the PSP awards for NEOs may range from 0% to 200% of target, based upon attainment of the performance goals, as determined by the Compensation Committee in its sole discretion, with the entirety of such award payable in shares of the Company's Common Stock. Dividend equivalents are paid in cash at the same time as award PSP award payouts.

        For the 2019 PSP performance period, CI for 2019 was $1.128 billion, determined pursuant to the above definition. At the February 4, 2020 Compensation Committee meeting, the Compensation Committee determined and approved, based on the scale below and in its sole discretion, that the achievement for this award was equal to 105%.

2019 CI	2019 Payout as a Percentage of Target
Below Threshold	0%
Between Threshold and Target	50%-99%
Target: $1,102M	100%
Above Target	101%-200%

        Stock-Based Awards.    Another element of our compensation program for NEOs is stock-based awards under the Incentive Compensation Plan which generally include restricted stock units (RSUs). These awards are used to attract senior talent and are granted upon commencement of employment.

        Retirement Plans.    CNA provides funded, tax-qualified retirement plans for salaried employees, including executive officers (the "Qualified Plans") and unfunded, non-qualified equalization plans for certain highly compensated employees (the "Non-Qualified Plans") which provide for accruals and contributions not available under the Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and defined benefit plans. The Qualified and Non-Qualified defined contribution plans are the CNA 401(k) Plus Plan (the "401(k) Plus Plan") and the CNA Non-Qualified Savings Plan, respectively.

        Other Benefits.    We provide limited types of perquisites and other personal benefits to our NEOs which we believe are reasonable, consistent with our overall compensation program to enable the Company to attract and retain superior employees for key positions and comparable with perquisite packages offered by our competitors to their senior executives. NEOs are generally entitled to participate in the various benefit plans, programs or arrangements established and maintained by the Company from time to time and applicable to its senior executives, including medical benefits, dental benefits, life insurance, short-term disability, long-term disability insurance, qualified and supplemental defined contribution plans, and to receive all fringe benefits made available to senior executives of the Company, including reimbursement for club memberships, annual physical examinations, preparation of personal income tax returns and paid parking. Each NEO's entitlement to such benefits is subject to the terms and conditions of the Company's policies with regard to them, as adjusted by the Company from time to time in its discretion. Severance and other benefits available to NEOs upon termination of employment are determined in accordance with any applicable agreements, which are summarized in the "Narrative Supplement to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table" section, or the Company's severance or incentive compensation plans, as applicable.

Comparative Market Data

        The Compensation Committee and the Chief Executive Officer are assisted in developing and evaluating the overall competitiveness of the compensation program by our Human Resources staff, which engages executive compensation consulting firm Willis Towers Watson to provide a competitive assessment of executive compensation. The assessment contains market data from executive compensation consulting firms: Mercer—Property & Casualty Insurance Compensation Survey; Willis Towers Watson—U.S. Financial Services Executive Survey—insurance industry and financial industry data, and also comparative compensation information regarding our peer group of companies. The competitor peer group for the 2019 evaluation consisted of the companies identified below, all of which are within the insurance industry.

  •
  The Allstate Corporation

  •
  American Financial Group, Inc.

  •
  Chubb Limited

  •
  CIGNA Corporation

  •
  Cincinnati Financial Corporation

  •
  The Hartford Financial Services Group, Inc.

  •
  Lincoln National Corporation

  •
  Markel Corporation

  •
  The Progressive Corporation

  •
  The Travelers Companies, Inc.

  •
  W.R. Berkley Corporation

        These companies, as well as other companies within the insurance, financial services and certain other industries, represent the organizations against which CNA competes for key executives. This comparative compensation information, in conjunction with performance assessments as to past and expected future contributions of the individual, is used to develop annual compensation levels. In addition, the Company regularly reviews executive compensation plan design, e.g. annual and long-term incentives, to assess whether our executive compensation program is in-line with companies of similar size, industry and ownership structure. It is the Company's goal to set total compensation opportunities for the NEOs at levels generally comparable with those available to similarly placed executives at the Company's competitor group. The Company targets compensation positioning within a competitive range of the market median of our peer group. However, the Company does not benchmark executive compensation in the sense of setting mandatory levels or percentiles of peer compensation within which compensation for any particular NEO must fall. Rather, the Company uses information from the surveys and peer companies cited above to assure that its recommendations to the Compensation Committee concerning overall compensation for each NEO are comparable to the full compensation packages given to executives in the same or similar positions in such peer companies and in companies from related industries. Thus, in any particular case, one or more components of a given NEO's entire compensation structure might not be directly aligned with the same component in compensation packages offered at peer companies, but overall compensation for that NEO would nevertheless be within the parameters reflected in peer and survey data as full compensation for the same or similar positions. This process promotes the Company's goal of offering its NEOs compensation structures that, taken as a whole, make it possible to retain the most talented and productive executive officers.

Compensation Consultant

        The Compensation Committee has the authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant or other advisor retained by the Compensation Committee. Pursuant to this authority, the Compensation Committee would consider utilizing the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives, as needed. The Compensation Committee did not engage any outside consultants to perform such services in 2019.

Clawback Policy and Other Compensation Policies, including with respect to hedging activities

        In 2019, we adopted a clawback policy which allows for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws.

        Beginning in 2019, the Company also determined to prohibit tax gross-ups in connection with personal use of corporate aircraft and financial tax planning services.

        In 2020, we adopted restrictions as to hedging and pledging transactions by our directors and executive officers, as we believe it is in the best interest of the Company's stockholders, and promotes sound corporate governance, that directors' and executive officers' interests are aligned with the Company's stockholders' interests. As transactions that are designed to hedge or offset declines in the market value of the Company's Common Stock can disrupt this alignment, it is the Company's policy that the Company's directors and executive officers should not enter into hedging transactions. For purposes of this policy, a hedging transaction is the entry into, or purchase or sale of, any financial instrument (including prepaid variable forward contracts, equity swaps and collars), or the entry into of any other transaction, in each case for the express purpose of offsetting a potential decline in the market value of the Company's Common Stock. For the avoidance of doubt, financial instruments and transactions subject to this policy do not include transactions in securities (or derivative instruments relating thereto) of any open-end mutual fund, unit investment trust or exchange-traded fund, or of any company that is not affiliated with the Company. The Company's policy does not apply to hedging transactions by non-executive officer employees.

        In addition, it is the Company's policy that the Company's directors and executive officers should not pledge the Company's Common Stock, options relating to the Company's Common Stock or any other security linked to the Company's Common Stock as collateral for a loan unless the director or executive officer has the ability to repay any obligations arising under the loan without liquidating the pledged Common Stock and the loan is fully recourse to the director or executive officer.

Non-Binding Stockholder Vote on 2018 Executive Compensation

        We provide our stockholders with the opportunity to cast an annual advisory vote on our executive compensation program for our NEOs (referred to as a "say-on-pay" proposal). At the 2019 Annual Meeting, stockholders of the Company approved (97.1% approval), in a non-binding vote, the 2018 executive compensation, as disclosed in the 2019 proxy statement. Our Compensation Committee believes that this affirms our stockholders' support for our compensation program for NEOs. In addition, the Compensation Committee and the Board of Directors have considered the guidance provided by this advisory (non-binding) vote. The Company is submitting the 2019 executive compensation, as disclosed in this proxy statement, to stockholders for approval, in an advisory (non-binding) vote, in Proposal No. 2.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        We have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based on such review and discussion, have approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement and in the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Marvin Zonis (Chairman)
Michael A. Bless
Jose O. Montemayor
Don M. Randel
André Rice

 COMPENSATION OF EXECUTIVE OFFICERS

        The following 2019 Summary Compensation Table summarizes compensation paid by the Company and its subsidiaries for services rendered in all capacities for our Chief Executive Officer, Chief Financial Officer and other NEOs as of December 31, 2019.

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (a)	Stock Awards (b)	Non-Equity Incentive Plan Compensation (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
Dino E. Robusto	2019	$1,000,000	$7,499,975	$4,000,000	—	$554,505	$13,054,480
Chief Executive Officer	2018	$1,000,000	$4,499,973	$4,000,000	—	$609,203	$10,109,176
CNA Financial Corporation	2017	$1,000,000	$4,499,994	$4,357,500	—	$778,287	$10,635,782

James M. Anderson	2019	$650,000	$974,960	$1,250,000	—	$211,118	$3,086,078
Executive Vice President &	2018	$504,167	$199,957	$1,000,000	—	$110,065	$1,814,190
Chief Financial Officer
CNA Financial Corporation

Douglas M. Worman	2019	$695,000	$1,019,959	$2,000,000	—	$278,388	$3,993,346
EVP & Chief Underwriting Officer	2018	$672,500	$812,482	$1,700,000	—	$205,133	$3,390,116
CNA Insurance Companies	2017	$532,083	$2,289,873	$1,599,306	—	$42,010	$4,463,273

Kevin J. Leidwinger	2019	$665,000	$997,481	$1,500,000	—	$396,786	$3,559,268
President & Chief Operating Officer	2018	$665,000	$831,202	$1,300,000	—	$217,151	$3,013,353
Commercial	2017	$665,000	$831,245	$1,686,458	—	$185,419	$3,368,122
CNA Insurance Companies

Kevin G. Smith	2019	$657,500	$974,960	$1,500,000	—	$243,480	$3,375,940
President & Chief Operating Officer	2018	$650,000	$812,482	$1,300,000	—	$200,315	$2,962,797
Specialty
CNA Insurance Companies
(a)
Base salary includes compensation deferred under the CNA 401(k) Plus Plan and CNA Non-Qualified Savings Plan.

(b)
Represents the full grant date fair value of stock awards for fiscal years 2017, 2018 and 2019, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Please see Note J to our consolidated financial statements included in our 2019 Annual Report on Form 10-K for additional information. For the performance share unit awards for Messrs. Robusto, Anderson, Worman, Leidwinger and Smith, the amount reported assumes target level achievement. Please refer to the "2019 Grants of Plan-Based Awards Table" below and "Long-Term Incentive Award" section of the Compensation Discussion and Analysis for more details on these awards.

For Mr. Robusto, the amount included for 2019 also represents the full grant date fair value of stock awards, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, issued pursuant to a Stock Award Agreement between the Company and Mr. Robusto dated March 18, 2019. The award to Mr. Robusto was in satisfaction of certain payments to which he was entitled pursuant to his employment agreement with the Company, as further described under "Narrative Supplement to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table" section of this proxy. The award vested in its entirety on December 31, 2019, with no further restrictions. The award was made in accordance with the provisions of the Incentive Compensation Plan, approved by the Compensation Committee and fulfilled the Company's obligation as to required payments under Mr. Robusto's employment agreement.

(c)
Amounts disclosed for 2018 and 2019 include annual incentive cash awards. Amounts disclosed for 2017 include annual incentive cash awards and long-term cash awards. Long-term cash awards for 2017 were earned based on adjusted book value targets over a three-year performance period (please see table below).

 NON-EQUITY INCENTIVE PLAN COMPENSATION FOOTNOTE TABLE

Name	Year	Annual Incentive Cash Awards	Long-Term Cash Awards	Total Non-Equity Incentive Plan Compensation
Dino E. Robusto	2019	$4,000,000	—	$4,000,000
	2018	$4,000,000	—	$4,000,000
	2017	$4,000,000	$357,500	$4,357,500

James M. Anderson	2019	$1,250,000	—	$1,250,000
	2018	$1,000,000	—	$1,000,000

Douglas M. Worman	2019	$2,000,000	—	$2,000,000
	2018	$1,700,000	—	$1,700,000
	2017	$1,500,000	$99,306	$1,599,306

Kevin J. Leidwinger	2019	$1,500,000	—	$1,500,000
	2018	$1,300,000	—	$1,300,000
	2017	$1,400,000	$286,458	$1,686,458

Kevin G. Smith	2019	$1,500,000	—	$1,500,000
	2018	$1,300,000	—	$1,300,000
(d)
None of the NEOs receive benefits under the qualified or non-qualified pension plan.

(e)
Please refer to the "All Other Compensation Table" below for additional information.

 2019 ALL OTHER COMPENSATION TABLE

        The following 2019 All Other Compensation Table describes each component of the All Other Compensation column in the Summary Compensation Table for the year ended December 31, 2019.

ALL OTHER COMPENSATION TABLE

Name	Year	Company Aircraft (a)	Dividend Equivalent Payments (b)	401(k) Plus Plan and Non-Qualified Savings Plan Contributions	Other (c)	Total
Dino E. Robusto	2019	$184,805	—	$369,700	—	$554,505
James M. Anderson	2019	—	$58,634	$143,505	$8,979	$211,118
Douglas M. Worman	2019	—	$112,275	$163,713	$2,400	$278,388
Kevin J. Leidwinger	2019	—	$229,064	$163,570	$4,152	$396,786
Kevin G. Smith	2019	—	$59,551	$162,613	$21,316	$243,480
(a)
Represents amounts for personal use of Company aircraft which represents the aggregate incremental cost to the Company. Aggregate incremental cost calculation includes variable costs associated with the personal use of Company aircraft and includes but is not limited to the following: fuel, maintenance labor and parts, engine maintenance, landing/parking fees, crew expenses, catering and supplies.

(b)
Represents dividend equivalent payments made in connection with vesting of performance share units or restricted share units.

(c)
Represents amounts for parking benefit, financial tax planning services, club membership, and companion travel.

2019 GRANTS OF PLAN-BASED AWARDS TABLE

        The following 2019 Grants of Plan-Based Awards Table provides additional information on awards and non-equity incentive plan awards granted to each of the NEOs during the year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
										Grant Date Fair Value of Stock Awards ($)(c)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)(a)	Threshold (#)	Target (#)	Maximum (#)(b)
Dino E. Robusto	Performance Share Plan Award	3/15/19	—	—	—	51,452	102,904	205,808		$4,499,992
	Time Based RSU Award	3/18/19	—	—	—	—	68,259	—	(d)	$2,999,983
	Annual Cash		—	$2,000,000	$4,000,000	—	—	—		—
James M. Anderson	Performance Share Plan Award	3/15/19	—	—	—	11,147	22,295	44,590		$974,960
	Annual Cash		—	$975,000	$1,950,000	—	—	—		—
Douglas M. Worman	Performance Share Plan Award	3/15/19	—	—	—	11,662	23,324	46,648		$1,019,959
	Annual Cash		—	$1,225,000	$2,450,000	—	—	—		—
Kevin J. Leidwinger	Performance Share Plan Award	3/15/19	—	—	—	11,405	22,810	45,620		$997,481
	Annual Cash		—	$997,500	$1,995,000	—	—	—		—
Kevin G. Smith	Performance Share Plan Award	3/15/19	—	—	—	11,147	22,295	44,590		$974,960
	Annual Cash		—	$990,000	$1,980,000	—	—	—		—
(a)
These amounts represent annual incentive cash awards granted under the Incentive Compensation Plan. The awards for each of the NEOs consist of an amount equal to a portion of that percentage of CI established by the Compensation Committee as the annual performance goal, subject to maximum amounts. The actual 2019 annual incentive cash award achievements were determined and approved by the Compensation Committee on February 4, 2020 and are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. Please refer to the "Annual Incentive Cash Compensation Awards" section of the Compensation Discussion and Analysis for more information concerning these awards.

(b)
These amounts represent Core Income-based long-term incentive awards made under the Incentive Compensation Plan which is administered by the Compensation Committee. The award is 100% equity. The Core Income-based long-term incentive PSP awards are granted annually and are earned based on Core Income for the performance year period and will become payable to the extent that specified targets are achieved and only after a two-year vesting cycle following the end of the performance period. Payouts, if any, may range from 0% to 200% of target, based on the attainment of the performance goals. Only awards related to the 2019 performance cycle are included in this table. Please refer to the "Incentive Compensation Awards" section of the Compensation Discussion & Analysis for more information concerning these awards.

(c)
Represents full grant date fair value of 2019 awards calculated in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Please see Note J to our consolidated financial statements included in our 2019 Annual Report on Form 10-K for additional information. There can be no assurance that amounts shown under the Grant Date Fair Value of Stock Awards will ever be realized by the NEOs.

(d)
For Mr. Robusto, the amount included for 2019 also represents the full grant date fair value of stock awards, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, issued pursuant to a Stock Award Agreement between the Company and Mr. Robusto dated March 18, 2019. The award to Mr. Robusto was in satisfaction of certain payments to which he was entitled pursuant to his employment agreement with the Company, as further described under "Narrative Supplement to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table" section of this proxy. The award vested in its entirety on December 31, 2019, with no further restrictions. The award was made in accordance with the provisions of the Incentive Compensation Plan, approved by the Compensation Committee and fulfilled the Company's obligation as to required payments under Mr. Robusto's employment agreement.

Narrative Supplement to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table

        The terms of employment of the NEOs, and the form of their written arrangements if any, are approved by the Compensation Committee. Of the NEOs, only Mr. Robusto had an effective employment arrangement during 2019 which included severance provisions. The material terms of such arrangement are described below.

        Pursuant to an employment agreement, dated November 13, 2015, Mr. Robusto was appointed Chairman of the Board and Chief Executive Officer of the Company. Mr. Robusto's agreement provides for his term to expire on November 21, 2020 and annual base salary compensation of $1,000,000, subject to potential increases by our Board of Directors or Compensation Committee.

        In addition, Mr. Robusto is entitled to commencement payments as specified in the employment agreement, annual incentive cash awards under the Incentive Compensation Plan with an annual target bonus opportunity of $2 million and a maximum annual bonus opportunity of $4 million, as well as certain long-term incentive cash and equity awards, calculated pursuant to specific performance goals as outlined in the Compensation Discussion and Analysis above, and as determined by the Compensation Committee and subject to its approval and adjustment.

        With respect to long-term incentive awards specifically, the agreement provided for pro rata participation (and commensurate payout) to Mr. Robusto for each of the long term incentive plan "three year performance periods" that commenced prior to January 1, 2017 (following his commencement of employment in November 2016), or 2015-2017 (on a 33 1/3% pro rata basis) and 2016-2018 (on a 66 2/3% pro rata basis).

        The Company's long-term incentive compensation program, as effective and administered at the time of the negotiation and execution of the agreement, paid out after three-year performance periods in a combination of cash and equity and was substantively modified in 2016, resulting in a final payout in 2018 based on the "three year performance period" of 2015-2017. Mr. Robusto participated in such performance-based payout on a 33 1/3 pro rata basis, as provided for in the agreement.

        As so modified, the long-term incentive plan, referred to as PSP and as described under "Incentive Compensation Awards" section of the Compensation Discussion & Analysis, was implemented in March 2016. The inaugural 2016 PSP awards were accordingly based on Company performance for the 2016 fiscal year and vested in 2019.

        Mr. Robusto did not receive a 2016 PSP award grant due to his commencement date being after the PSP's eligibility cutoff date of September 30, 2016, for the 2016 PSP one-year performance period. As a result of such noncompliance with the agreement, the Compensation Committee approved a payment based on the determined 66 2/3% pro rata basis in the context of target amount for Mr. Robusto, or $3 million. As the payment was technically in lieu of the provision as written and in satisfaction of a contractual obligation, it was considered part of the original agreement as executed, albeit not in connection with any performance year.

        If Mr. Robusto's employment is terminated by the Company without "cause" or he resigns for "good reason" (each as defined in the agreement), he will receive, at a minimum, unpaid base salary through the termination date, the balance of any unpaid annual incentive cash awards and long-term incentive cash awards for the performance period in which termination occurs, prorated to date of termination; unpaid expense reimbursements and 24 months of Company subsidized participation in the medical, dental, vision, life and disability plans in which he was enrolled prior to termination.

        Further, under the foregoing termination circumstances, if Mr. Robusto timely executes, delivers and does not revoke a release in the time, manner and form described in the agreement, he shall be entitled to receive severance payments and benefits as described in the employment agreement. Please refer to the "Potential Payments Upon Termination Tables" for more information. The foregoing severance payments are subject to deferral pursuant to the provisions of Section 409A of the Internal Revenue Code.

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

        The following 2019 Outstanding Equity Awards at Fiscal Year End Table summarizes equity awards made to the NEOs which were outstanding as of December 31, 2019.

		Option/SARs Awards					Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)						Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
		Number of Securities Underlying Unexercised Options/SARs (#)	Number of Securities Underlying Unexercised Options/SARs (#)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
							Number of Shares or Units of Stock That Have Not Vested (#)
					Option/ SARs Exercise Price ($)
						Option/SARs Expiration Date
Name	Date of Grant	Exercisable	Unexercisable
Dino E. Robusto	3/15/2017	—	—	—	—	—	116,817	$5,234,570	(a)	—	—
	3/15/2018						92,942	$4,164,731	(b)
	3/15/2019	—	—	—	—	—	108,049	$4,841,676	(c)	—	—

James M. Anderson	3/15/2017	—	—	—	—	—	5,191	$232,609	(a)	—	—
	3/15/2018	—	—	—	—	—	4,129	$185,020	(b)	—	—
	3/15/2019	—	—	—	—	—	23,409	$1,048,957	(c)	—	—

Douglas M. Worman	3/15/2017	—	—	—	—	—	17,576	$787,581	(a)	—	—
	3/15/2018	—	—	—	—	—	16,781	$751,957	(b)	—	—
	3/15/2019	—	—	—	—	—	24,490	$1,097,397	(c)		—

Kevin J. Leidwinger	3/15/2017	—	—	—	—	—	21,578	$966,910	(a)	—	—
	3/15/2018	—	—	—	—	—	17,167	$769,253	(b)	—	—
	3/15/2019	—	—	—	—	—	23,950	$1,073,200	(c)	—	—

Kevin G. Smith	5/22/2017	—	—	—	—	—	12,294	$550,894	(a)	—	—
	3/15/2018	—	—	—	—	—	16,781	$751,957	(b)	—	—
	3/15/2019	—	—	—	—	—	23,409	$1,048,957	(c)	—	—
(a)
Represents outstanding performance share unit awards for the PSP 2017 performance cycle at actual achievement. At the February 6, 2018 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was 115%. Such performance share unit awards vest on March 15, 2020. For more information regarding the performance shares, please refer to the "Compensation Discussion and Analysis—Incentive Compensation Awards"

  section. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

(b)
Represents outstanding performance share unit awards for the PSP 2018 performance cycle at actual achievement. At the February 5, 2019 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 108%. Such performance share unit awards will vest no later than March 2021. For information regarding the performance shares, please refer to the "Compensation Discussion and Analysis—Incentive Compensation Awards" section. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

(c)
Represents outstanding performance share unit awards for the PSP 2019 performance cycle at actual achievement. At the February 4, 2020 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 105%. Such performance share unit awards will vest no later than March 2022. For information regarding the performance shares, please refer to the "Compensation Discussion and Analysis—Incentive Compensation Awards" section. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

2019 OPTION EXERCISES AND STOCK VESTED

        The following 2019 Option Exercises and Stock Vested Table summarizes the value realized by the NEOs on stock option/SARs exercises and stock award vesting during the year ended December 31, 2019.

	Option/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dino E. Robusto	—	—	68,259	$3,045,034

James M. Anderson	—	—	6,172	$269,902

Douglas M. Worman	—	—	17,273	$739,112

Kevin J. Leidwinger	—	—	24,112	$1,054,418

Kevin G. Smith	—	—	9,023	$416,953

2019 NON-QUALIFIED DEFERRED COMPENSATION TABLE

        The following 2019 Non-Qualified Deferred Compensation Table provides information on executive contributions, earnings and account balances for the NEOs in the CNA Non-Qualified Savings Plan, a non-qualified, unfunded and unsecured deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year (a)	Company Contributions in Last Fiscal Year (b)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
Dino E. Robusto	$43,200	$335,975	$17,418	$—	$849,460

James M. Anderson	$26,500	$98,983	$8,411	$—	$407,978

Douglas M. Worman	—	$126,243	$4,989	$—	$244,140

Kevin J. Leidwinger	$23,100	$129,814	$12,952	$—	$600,580

Kevin G. Smith	$99,350	$133,707	$9,770	$—	$512,302

(a)
Reflects amounts that have been reported as Salary in the Summary Compensation Table.

(b)
Includes Company performance and additional matching contributions, as further explained below, credited to the NEO's account in the 2019 calendar year for 2018 performance. Company performance and additional matching contributions for 2019 performance will be credited to the NEOs account in the first quarter of 2020 and are not reflected in this table. For information regarding employer contributions, please refer to the discussion in the "Narrative Supplement to the 2019 Non-Qualified Deferred Compensation Table" section following this table.

Narrative Supplement to the 2019 Non-Qualified Deferred Compensation Table

        CNA's defined contribution plans consist of the 401(k) Plus Plan, which is a tax-qualified 401(k) plan, and the CNA Non-Qualified Savings Plan, which is a non-qualified deferred compensation plan. Each full-time employee is eligible to participate in the 401(k) Plus Plan immediately upon hire, and generally may elect to contribute a portion of their compensation to the 401(k) Plus Plan as before-tax, after-tax or Roth 401(k) contributions. An employee whose compensation exceeds the limit on compensation that may be taken into account under the 401(k) Plus Plan as a result of Internal Revenue Code Section 401(a)(17) (which includes all of the NEOs) may make an annual election to contribute up to 50% of eligible compensation to the 401(k) Plus Plan until the Section 401(a)(17) or the 402(g) limit is reached. Thereafter, the employee's pre-tax and Roth contribution elections will be combined and credited to the CNA Non-Qualified Savings Plan on a pre-tax basis. In addition, if the employee's total contributions to the 401(k) Plus Plan for a year would otherwise exceed the maximum amount that may be contributed for the year pursuant to Sections 402(g) or 415 of the Internal Revenue Code, the excess may be credited to the CNA Non-Qualified Savings Plan.

        Employer contributions to the CNA Non-Qualified Savings Plan are calculated on the same basis as contributions to the 401(k) Plus Plan as described below, but only to the extent that employer contributions to the 401(k) Plus Plan are limited by the Internal Revenue Code. The vesting requirements for employer contributions to the CNA Non-Qualified Savings Plan are also the same as the vesting requirements for contributions to the 401(k) Plus Plan. However, participants in the CNA Non-Qualified Savings Plan are not permitted to select among different investment funds, as are participants in the 401(k) Plus Plan. Instead, all accounts in the CNA Non-Qualified Savings Plan are credited with earnings at the rate earned by the 401(k) Plus Plan's Invesco Stable Value Fund. All employees are entitled to receive the enhanced Company contributions in the 401(k) Plus Plan of an annual basic employer contribution to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan, if applicable, of 3% or 5% of their eligible compensation, depending on their age. In addition, these employees are eligible to receive discretionary annual performance contributions of up to 2% of eligible compensation and an additional employer match of up to 80% of the first 6% of salary contributed by the employee. The basic, performance and additional employer matching contributions are referred to herein as "Enhanced 401(k) Plus" and "Enhanced CNA Non-Qualified Savings Plan." All eligible employees are entitled to a 70% employer matching contribution to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan, if applicable, on the first 6% of eligible compensation contributed by the employee. The employer matching contribution rates for employees during the first year of service are 50% of the foregoing.

        Employer matching, basic and performance contributions to both the 401(k) Plus Plan and CNA Non-Qualified Savings Plan, vest at the rate of 20% per year commencing with the first year of service. After five years of service, all accounts are fully vested. Only Mr. Anderson was fully vested in his 401(k) Plus Plan and CNA Non-Qualified Savings Plan account balances.

        All salary amounts and annual incentive cash compensation amounts are considered eligible compensation for purposes of the basic and performance contributions to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan. Only base salary is considered eligible compensation for purposes of employer matching contributions to the 401(k) Plus Plan and CNA Non-Qualified Savings Plan.

2019 POTENTIAL PAYMENTS UPON TERMINATION TABLES

        The following 2019 Potential Payments upon Termination Table provide the present value of the potential payments upon termination. Annual Incentive Cash Payments, and Equity Awards are assumed at actual performance level achievements approved by the Compensation Committee for purposes of these tables. Please refer to the "Narrative Supplement to the 2019 Summary Compensation Table, and the 2019 Grants of Plan-Based Awards Table" section for more information.

Dino E. Robusto

Benefit	Termination w/o Cause or for Good Reason	Retirement	Voluntary Termination	For Cause Termination	Death/Disability	Change in Control
Annual Incentive Cash Payment	$4,000,000	—	—	—	$4,000,000	—

Equity Awards (a)	$14,240,976	—	—	—	$14,240,976	—

Severance Related Payments (b)	$2,750,000	—	—	—	$0	—

Benefits and Perquisites (c)	$1,896	—	—	—	$948	—

Excise Tax and Gross-Up	$0	—	—	—	$0	—

Total Potential Payments	$20,992,872	—	—	—	$18,241,924	—

  (a)
  The amounts reported in this row represent the aggregate value of equity awards that would vest in connection with a termination of employment based on the closing price per share of our common stock on December 31, 2019.

  (b)
  Severance Related payments includes severance payments due to the executive in connection with his termination as described in the "Narrative Supplement to the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table" section, that may become payable as a result of such termination.

  (c)
  The amount reported in this row represents the present value of continuing Mr. Robusto's life insurance benefit at the same level and cost to him as immediately preceding the date of termination for 24 months in the event of termination without cause or for good reason, and 12 months in the event of death or disability.

        As of December 31, 2019, only Mr. Robusto has a severance arrangement with the Company. The following would have become payable under existing equity-based plans if the named executive's employment had terminated on December 31, 2019 under the following scenarios:

  (1)
  Death or Disability: Mr. Anderson, $1,466,586; Mr. Worman, $2,636,934; Mr. Leidwinger, $2,575,231; Mr. Smith, $2,174,360

2019 PAY RATIO DISCLOSURE

        We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity. The program also promotes fiscally responsible pay decisions, encourages efficient use of our resources and ensures compliance with applicable legal and contractual requirements.

        In 2019, the annual total compensation of Dino Robusto, our Chief Executive Officer ("CEO") was $13,054,480.

        The annual total compensation of our median employee was $114,082.

        As a result, the ratio of the annual total compensation of our CEO to our median employee was 114:1.

        In order to estimate our CEO pay ratio, we first determine our employee population using a determination date of December 31, 2019. We identify the median employee using a compensation measure that incorporates base salary, overtime and annual bonus. For employees hired during the year, their compensation is annualized to reflect a full year of wages. We do not include independent contractors in our determination. There have been no changes in our employee population or employee compensation arrangements in 2019 that we reasonably believe would result in a significant change to our pay ratio disclosure. Accordingly, we applied the same factors in determining the median employee for 2019 as we did for 2018 in calculating our pay ratio calculation. However, as the median employee identified and used in this analysis for 2018 has separated from the Company, we identified a new median employee for 2019 whose compensation is substantially similar to the median employee for 2018, using the same compensation measure used to determine the median employee for 2018.

        Once the median employee is identified, the annual total compensation for the median employee other than the CEO is calculated using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the "2019 Summary Compensation Table".

        The SEC's rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy means fair pay based on a person's role in the Company, a subjective determination of the market value of that person's job and that person's performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not a good indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

RELATED PARTY TRANSACTIONS

        It is our policy that any transaction involving the Company or any of its subsidiaries in which any of our directors, executive officers, principal stockholders has had or will have a direct or indirect material interest be submitted to our General Counsel for review and reported to our Audit Committee for its consideration, without the participation of any Audit Committee member who may be involved in the transaction. In each case, the Audit Committee will consider, in light of all the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us and our stockholders, including our minority stockholders.

        The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, following approval by CNA's Audit Committee and Board of Directors, CNA and Loews entered into a tax allocation agreement (the "Tax Allocation Agreement") that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. The Tax Allocation Agreement may be cancelled by CNA or Loews upon 30 days' prior written notice. In 2019, the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax return of Loews resulted in an increase in the federal income tax liability for Loews. Accordingly, CNA has paid or will pay approximately $190 million to Loews for 2019 under the Tax Allocation Agreement.

        The Company, certain Company subsidiaries and a Loews subsidiary have entered into an Investment Facilities and Services Agreement (the "Investment Services Agreement"). Under the Investment Services Agreement, a Loews subsidiary provides to the Company and its subsidiaries certain investment facilities and services. The Company and any applicable subsidiary pays directly or reimburses a Loews subsidiary for all reasonable costs, expenses and disbursements incurred by a Loews subsidiary in providing the services which in 2019 amounted to approximately $45 million. In addition, the Company reimburses Loews for certain expenses related to the provision of limited corporate services by Loews employees. In 2019, such reimbursement amounted to less than $600,000.

        A subsidiary of the Company ("Subsidiary") and Loews have entered into a Services Agreement ("Services Agreement"). Under the Services Agreement, previously approved by our Audit Committee, the Subsidiary provides to Loews investment- related services (the "Services") and Loews reimburses the Subsidiary for the same. In 2019, such reimbursement amounted to approximately $1 million. Also, during 2019, the Company wrote, at standard rates, a limited amount of insurance for Loews or its subsidiaries. The earned premiums for year-ended December 31, 2019 were $2 million. In addition, Muller & Monroe Asset Management, LLC paid premiums on certain policy coverage to the CNA insurance companies at standard rates aggregating approximately $130,000. Andre Rice, an Independent Director of the Company, is founder and president of Muller & Monroe Asset Management, LLC.

APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION (NON-BINDING)
(Proposal No. 2)

        This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay practices with respect to the NEOs. This vote is intended to provide an overall assessment of our executive compensation program and is not intended to focus on any specific item of compensation. You should consider the details of our executive compensation program provided in the "2019 Summary Compensation Table" and the tables and narrative discussion that follow it. This disclosure sets forth the factors considered in determining executive compensation packages, including market information utilized in implementing competitive compensation to attract top talent. We request that our stockholders approve the following resolution:

        RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosures include the compensation tables and the narrative discussion following the compensation tables, is hereby APPROVED.

        As an advisory vote, adoption of the resolution is not binding upon our Board or the Company. However, we expect that our Compensation Committee, which is responsible for determining and implementing our executive compensation program, will consider the outcome of the vote when making future executive compensation determinations.

        The Board of Directors recommends that the stockholders vote FOR Proposal No. 2.

 APPROVAL OF THE AMENDED AND RESTATED CNA FINANCIAL
CORPORATION INCENTIVE COMPENSATION PLAN
(Proposal No. 3)

        Effective as of January 1, 1996, the Company by duly adopted resolutions of its Board authorized the CNA Financial Corporation Incentive Compensation Plan for Certain Executive Officers (the "1996 Plan"). The 1996 Plan was subsequently amended by the Board, with Stockholder approval, in 2000, 2001, 2005, 2010 and 2016. As used herein, the term "Plan" shall refer to the 1996 Plan and the subsequent amendments. The Company hereby proposes to amend and restate the Plan to increase the number of shares authorized to be issued pursuant to the Plan and the Plan, as amended and restated, is referred to herein as the "2020 Plan", attached hereto as Exhibit A.

        Material features of the 2020 Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2020 Plan which is attached as Exhibit "A" to this Proxy Statement. Stockholders are urged to read the actual text of the 2020 Plan. If the Stockholders do not approve the 2020 Plan, the 2020 Plan will not become effective. The 1996 Plan terminated by its terms on January 1, 2020. As a result, if the 2020 Plan is not approved by Stockholders, the Board will reevaluate how to best compensate its employees, directors and consultants going forward.

Summary of the 2020 Plan

        Objective.    The 2020 Plan is intended to allow employees, directors and consultants of the Company and its subsidiaries to obtain the economic benefits of equity ownership in the Company and to assist the Company and its subsidiaries in attracting and retaining employees, directors and consultants. The 2020 Plan is intended: to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to motivate eligible persons by means of appropriate incentives, to achieve long-term Company goals, and reward participants in the 2020 Plan ("Participants") for achievement of those goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; to provide a means of rewarding Participants in the 2020 Plan with a competitive level of total compensation that reflects their contributions to the overall short-term and long-term enhancement of the value of the Company and its subsidiaries; and to align the interests of Participants in the 2020 Plan with those of the Company's stockholders.

        Administration.    The Compensation Committee (the "Committee") has oversight of all aspects of the 2020 Plan. Subject to the terms of the 2020 Plan, the Committee has broad authority to administer and interpret the 2020 Plan, including the authority to determine from among eligible persons who will receive a grant of an award under the 2020 Plan, the type of award and the specific provisions of that grant. The Committee also has the authority to accelerate the exercisability and extend the term of an outstanding award, subject to the terms and conditions of the 2020 Plan. In addition, the Chief Executive Officer may make grants within certain restricted parameters, as further described in the 2020 Plan.

        Eligibility.    Individuals who are eligible to participate in the 2020 Plan are all employees, directors and consultants of the Company or its subsidiaries and any person for whom the Committee determines an award would provide a material inducement to become an employee, director or consultant of the Company or a subsidiary. The Committee has the power and complete discretion to select those eligible persons who are to receive awards. As of March 1, 2020, 6,000 individuals would be eligible to participate in the 2020 Plan, and approximately 500 employees and directors participated in the Plan. The consideration to be received for the granting of awards under the 2020 Plan generally will be service to the Company and its subsidiaries.

        Ten Year Term Limit.    The 2020 Plan imposes a ten year term limit from the effective date (January 1, 2020) on the granting of awards under the 2020 Plan.

        Shares Available for Issuance Under the 2020 Plan.    If the 2020 Plan is approved by stockholders, a total of 16,000,000 shares of Common Stock will be available for issuance under the 2020 Plan. Any shares of Common Stock that are subject to awards granted under the 2020 Plan that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash, shall be again available for grant under the 2020 Plan, except: (a) shares of Common Stock not used or delivered as a result of the net settlement of an outstanding option or SAR; (b) shares of Common Stock used to pay the exercise price of an option or withholding taxes relating to an outstanding award; and (c) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of an option.

        The 1996 Plan, as amended and restated in 2010 and as further amended, provided for the issuance of up to 11,000,000 shares of Common Stock pursuant to awards made thereunder. The 2020 Plan authorizes the issuance of an additional 5,000,000 such shares, for an aggregate of 16,000,000 shares of Common Stock. As of December 31, 2019, we had 2,311,148 shares available under the 1996 Plan for future grants. If the 2020 Plan is approved by stockholders, and assuming the effect of grants of long term equity compensation as of March 15, 2020, a total of 7,311,148 shares will be available for future grants, representing approximately 2.7% of outstanding shares of Common Stock at December 31, 2019.

        The fair market value, calculated as the average of its high and low sales prices on the NYSE Composite Tape, of a share of Common Stock on December 31, 2019 was $44.61.

        The shares of Common Stock granted under the 2020 Plan may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.

        Award Limits.    The amount of performance units and performance bonuses in any one calendar year for a single 2020 Plan participant shall not exceed $9,000,000 in the case of an annual award and $18,000,000 in the case of other awards.

        No participant shall be awarded awards with respect to more than 600,000 shares of Common Stock in any one calendar year. As described above, to the extent that shares of Common Stock are not delivered to a Plan participant, the shares of Common Stock shall not be considered as delivered in calculating the maximum number of shares of Common Stock available for delivery under the 2020 Plan.

        Type of Awards.    The Committee may grant performance bonuses, options (including incentive stock options and non-qualified stock options), SARs (including tandem SARs), restricted shares, performance shares, performance units, bonus shares and deferred shares (including restricted share units and performance share units) under the 2020 Plan (each as defined in the 2020 Plan). Performance bonuses are cash awards based on attaining certain performance goals established by the Committee during a performance period. Options permit a plan participant to purchase shares of common stock at an exercise price established by the Committee, which shall not be less than fair market value on the date of the grant. SARs are rights to receive a payment in the future equal to the increase in the price of shares of Common Stock of the Company from a specified date. Restricted shares are shares of the Common Stock which are subject to transfer restrictions and are subject to forfeiture if certain conditions specified in the award are not satisfied. Performance shares are rights to receive shares of the Common Stock dependent on the fulfillment of certain performance conditions specified in the award. Performance units are the right to receive a payment based on the fulfillment of certain performance conditions specified in the award. Bonus shares are shares of the Common Stock that are awarded without cost and without restrictions in recognition of past performance or as an incentive to become an employee or consultant of the Company or a subsidiary. Deferred shares are shares of the Common Stock which are awarded on a deferred basis on the terms specified in the award. Restricted share units are the right to receive a specified number of deferred shares of the Common Stock upon the completion of a specified period of continuous employment as specified in the award. Performance share units are the right to receive a specified number of deferred shares of the Common Stock subject to the fulfillment of certain performance conditions specified in the award.

        Dividends and Dividend Equivalents.    An award (other than an Option or a SAR award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the award (both before and after the shares of Common Stock subject to the award are earned, vested, or acquired). In no event, however, will dividends or dividend equivalent rights will be paid or settled on awards that have not been earned or vested.

        Minimum Vesting Provisions.    Except for awards granted under the 2020 Plan with respect to shares of Common Stock which do not exceed, in the aggregate, five percent of the total number of shares of Common Stock reserved for issuance, if a Participant's right to become vested in an award is conditioned on the completion of a specified period of service with the Company or any subsidiaries being required, then the required period of service shall be at least one year, except if accelerated in the event of the participant's death, Disability or Retirement.

        No Repricing.    The exercise price or strike price, as applicable for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the 2020 Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or another award (except for either adjustments related to the adjustment of shares or reductions in exercise price approved by stockholders). Unless approved by stockholders, no Option or SAR granted under the 2020 Plan may be surrendered to the Company in consideration for a cash payment if, at the time of surrender, the exercise price or strike price, as applicable, of the Option or SAR is greater than the then current fair market value of a Share.

        Deferrals.    In its sole discretion and in accordance with the terms of the 2020 Plan, the Committee may permit or require any participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due by virtue of the exercise of an option or SAR, the satisfaction of any requirements or goal with respect to performance units, performance shares of performances, bonuses, the grant of bonus shares or the expiration of the deferral period of deferred shares.

        Adjustment Upon Change in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will, in such manner as it may deem equitable, adjust awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include: (i) adjustment of the number and type of shares which may be delivered under the 2020 Plan; (ii) adjustment of the number and type of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options or other awards based on the Common Stock; and (iv) any other adjustments that the Committee determines to be equitable.

        Change in Control.    In the event of a Reorganization Transaction (as defined in the 2020 Plan) as a result of which (i) the Company is not the surviving corporation or the stock of the surviving corporation will not be publicly traded, or (ii) in the determination of the Committee, the attainment of relevant performance measures established as performance goals in connection with restrictions on any outstanding restricted shares, or any outstanding performance awards or any of them, will not reasonably be ascertainable, the Committee may in its discretion cancel any or all awards or class of awards in exchange for a cash payment from the Company (a) with respect to any restricted share or restricted share unit as to which the restrictions have not lapsed in connection with such event, the fair market value of a share of Common Stock (determined as nearly as practicable to the time of such transaction), (b) with respect to any Option or SAR, the positive difference (if any) between the fair market value of the shares of Common Stock subject to the Option or SAR (determined as nearly as practicable to the time of such transaction) and the Option Price or Strike Price of the Option or SAR, (c) with respect to any performance-based awards, the amount that would be payable to the Participant under the award has the Participant's termination date occurred on the date of the transaction.

        Non-Transferability of Awards.    Awards are unassignable and nontransferable in whole or in part except as designated by the Participant's will or by the laws relating to descent and distribution; to immediate family members; to certain trusts used for estate planning and to corporations controlled by the Participant or his or her immediate family members.

        Effect of Plan Awards on the Company's Other Plans.    Amounts payable under the 2020 Plan are not be taken into account as compensation for purposes of the Company's retirement or savings plans, except to the extent otherwise provided by those plans, or by an agreement between the affected Participant and the Company.

        Performance-Based Compensation.    Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the principal executive officer, the principal financial officer and the Company's other three most highly compensated executives.

        Federal Income Tax Consequences.    The following is a brief summary of the principal U.S. federal income tax consequences of options under the 2020 Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

        Non-Qualified Stock Option ("NQO").    In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon disposition of the common stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes such amount in income. The exercise of an NQO is subject to withholding of all applicable taxes.

        Incentive Stock Option ("ISO").    No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the 2020 Plan and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the receipt of such shares by such optionee, then (i) upon a sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Internal Revenue Code, it will be treated as a NQO.

        Stock Appreciation Right ("SAR").    Upon exercise of a SAR, the holder will recognize ordinary income equal to the value of the shares of common stock or cash received as a result of the exercise, and the Company will receive a deduction in the same amount. The exercise of a SAR is subject to withholding of all applicable taxes.

        Section 409A of the Internal Revenue Code.    Certain awards under the 2020 Plan may be considered a deferral of compensation for purposes of Section 409A of the Internal Revenue Code, which imposes additional requirements on a nonqualified deferred compensation plan. Generally, if a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Internal Revenue Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the Participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred compensation amount is required to be included in income under Section 409A of the Internal Revenue Code, the amount may be subject to imputed interest and is subject to an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

        Awards under the 2020 Plan that are subject to Section 409A of the Internal Revenue Code are intended to comply with the requirements of Section 409A of the Internal Revenue Code. The Company intends to grant awards that are either exempt from or in compliance with Section 409A of the Internal Revenue Code. However, the Company does not provide any assurance that such an award will be exempt or comply with Section 409A of the Internal Revenue Code or that the tax consequences described above will not apply.

New Plan Benefits.

        The following table is provided in accordance with SEC rules regarding compensation plans subject to stockholder approval and sets forth certain information regarding benefits or amounts that will be received by or allocated to certain individuals under the 2020 Plan.

Name and Position		Dollar Value ($)	Number of Shares
Dino E. Robusto	Chief Executive Officer	4,500,000	100,424

Douglas Worman	EVP & Chief Underwriting Officer	1,750,000	39,053

Kevin Leidwinger	President & Chief Operating Officer—Commercial	1,330,000	29,680

Kevin G. Smith	President & Chief Operating Officer—Specialty	1,320,000	29,457

All executive officers as a group	—	14,923,350	332,951

All non-executive directors as a group	—	—	—

All non-executive employees as a group	—	28,121,431	627,327

        Equity Compensation Plan Table.    The table below presents the securities authorized for issuance under equity compensation plans. Performance share units are included at the maximum potential payout percentage.

December 31, 2019

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,651,958	$45.49	2,311,148
Equity compensation plans not approved by security holders	—	—	—

Total	2,651,958	$45.49	2,311,148

        The Board of Directors recommends a vote FOR Proposal No. 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
(Proposal No. 4)

        Our Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as the independent registered public accountants for 2020. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company's stockholders at the Annual Meeting. Even if this selection is ratified by Stockholders at the Annual Meeting, our Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. If the Company's stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to answer appropriate questions and, if they choose to do so, to make a statement.

        For the years ended December 31, 2019 and 2018, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), which includes Deloitte Consulting.

        Audit and audit-related fees aggregated for the year ended 2019 were $12.1 million and for the year ended 2018 were $12.7 million and were composed of the below-described categories:

Audit Fees

        The aggregate fees billed for the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K, for consents and comfort letters, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for years ended December 31, 2019 was $11.5 million and December 31, 2018 was $12.1 million.

Audit-Related Fees

        The aggregate fees billed for audit-related services for the year ended December 31, 2019 were $0.6 million and for the year ended December 31, 2018 were $0.6 million. These fees generally include fees for audits of the Company's employee benefit plans, accounting consultations, SEC-related matters and an examination conducted in accordance with the Statement on Standards for Attestation Engagements No. 18 (SSAE 18).

Tax Fees

        In 2019, $5,750 in fees were paid for tax services. There were no fees for tax services in 2018.

All Other Fees

        There were no fees for services not included above in either 2019 or 2018.

        Our Audit Committee has established a pre-approval policy with regard to audit, audit-related and certain non-audit engagements by the Company of its independent registered public accountants. Under this policy, our Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte must be separately pre-approved by the Audit Committee. The Audit Committee has also designated the Chairman of the Audit Committee as having authority to pre-approve such engagements as allowed by the policy, subject to reporting on such pre-approvals to the Audit Committee at its next scheduled meeting. All of the fees set forth above have been approved by the Audit Committee in accordance with its approval procedures.

        The Board of Directors recommends that the stockholders vote FOR Proposal No. 4.

OTHER MATTERS

        The Company is not aware of any other business to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, the persons named in the proxies will act in their best judgment on behalf of the stockholders they represent.

        The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mail, but regular employees of the Company or its subsidiaries may solicit proxies personally, by telephone, by electronic transmission, or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of Common Stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

 STOCKHOLDER AND OTHER INTERESTED PARTY COMMUNICATIONS TO THE BOARD OF DIRECTORS OR THE INDEPENDENT DIRECTORS

        The Company has a process by which stockholders or other interested parties may communicate with our Board of Directors. Stockholders and other interested parties wishing to communicate directly to our Board of Directors may submit written communications addressed to the Board of Directors, c/o Secretary, CNA Financial Corporation, 151 North Franklin Avenue, 9th Floor, Chicago, Illinois 60606. All such communications from stockholders will be forwarded to the members of the Board.

        Any Stockholder of the Company wishing to communicate with our Independent Directors may do so in the following ways:

  •
  By submitting the communication in writing addressed to:

    Presiding Director, Non-Management Directors of CNA Financial Corporation
    c/o Secretary
    CNA Financial Corporation
    151 N. Franklin Street—9th Floor
    Chicago, Illinois 60606

  •
  By leaving a recorded message addressed to Presiding Director, Non-Management Directors of CNA Financial Corporation at the following telephone number: 1-888-679-9252; or

  •
  By sending an email to the attention of the Presiding Director, Non-Management Directors of CNA Financial Corporation at: corporateinvestigations@cna.com.

 STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card under the SEC Rules

        Stockholder proposals for inclusion in proxy materials for the 2021 Annual Meeting should be addressed to the Company's Senior Vice President, Deputy General Counsel and Secretary, 151 N. Franklin Street, 9th Floor, Chicago, Illinois 60606, and must be received by November 13, 2020 in order to be included in the Company's proxy materials. Proxies solicited by the Company for the 2021 Annual Meeting may confer discretionary authority to vote on any proposals submitted after January 22, 2021 without a description of them in the proxy materials for that meeting.

Advance Notice Requirements for Stockholder Submission of Nominations and Proposals

        A stockholder recommendation for nomination of a person for election to the Board of Directors or a proposal for consideration at the 2021 Annual Meeting must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder proposal included in the Company's proxy statement and form of proxy/voting instruction card pursuant to SEC rules.

        The Company's bylaws require a stockholder who wants to nominate a director to submit a stockholder proposal be a stockholder of record at the time of giving the notice and the time of the meeting, be entitled to vote at the meeting and comply with the advance notice provisions in the bylaws. Such provisions require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and disclosure of any material relationship between the shareholder or the beneficial owner and the proposed nominee or nominees, including any material interest in such business of the stockholder or beneficial owner. The bylaws require that stockholder proposals include a brief description of the business to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest of such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in such business. In order to be considered timely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act, under the advance notice requirements of the Company's bylaws, the proposal or recommendation for nomination must be received by the Company's Senior Vice President, Deputy General Counsel and Secretary (at the address above) at least 90 days but no more than 120 days prior to the first anniversary of the previous year's meeting. For the 2021 Annual Meeting, a proposal or recommendation for nomination must be received no earlier than December 26, 2020 and not later than January 26, 2021. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of nominations of persons for election as directors at a special meeting called for such a purpose, notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

        Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the advance notice provisions of the Company's bylaws shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting.

        In addition, the bylaws require that a stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, must also include (1) the name and address of the stockholder, (2) the class and number of shares beneficially owned and held of record by the stockholder and beneficial owner, (3) any derivative, swap or any other transaction or series of transactions engaged in, directly or indirectly, by the stockholder or the beneficial owner the purpose or effect of which is to give the stockholder or beneficial owner economic risk similar to ownership in the Company, (4) a representation that the stockholder is the holder of record of the shares and entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal or nomination, and (5) a representation that the stockholder or the beneficial owner intends to be or is part of a group which intends to deliver a proxy statement or form of proxy to the holders of at least the percentage of the Company's outstanding shares required to approve or adopt the proposal or elect the nominee, or otherwise plans to solicit proxies from the stockholders in support of the nomination or proposal.

By order of the Board of Directors,
STATHY DARCY Senior Vice President, Deputy General Counsel and Secretary
Chicago, Illinois March 20, 2020

 EXHIBIT A

CNA FINANCIAL CORPORATION
INCENTIVE COMPENSATION
PLAN

(as amended and restated effective as of January 1, 2020)

A-i

A-ii

A-iii

A-iv

CNA FINANCIAL CORPORATION
INCENTIVE COMPENSATION PLAN

(as amended and restated effective as of January 1, 2020)

Article 1. Establishment, Objectives and Duration

        1.1    Establishment of Plan.    Effective as of January 1, 1996, CNA Financial Corporation, a Delaware corporation (the "Company"), by duly adopted resolutions of its board of directors (the "Board"), authorized the CNA Financial Corporation Incentive Compensation Plan for Certain Executive Officers (the "1996 Bonus Plan"), subject to approval by the Company's stockholders, which was obtained on May 1, 1996. Effective as of August 4, 1999 (the "Effective Date"), the Company, by duly adopted resolutions of the Board, authorized the CNA Financial Corporation 2000 Long-Term Incentive Plan (the "1999 Bonus Plan"), subject to approval by the Company's stockholders. Prior to approval by the Company's stockholders, effective as of February 23, 2000, the Company, by duly adopted resolutions of the Board, authorized the CNA Financial Corporation 2000 Incentive Compensation Plan (the "2000 Bonus Plan"), subject to approval by the Company's stockholders, which was obtained on May 11, 2000. Both the 1996 Bonus Plan and the 1999 Bonus Plan were merged into and superseded by the 2000 Bonus Plan. Effective as of March 12, 2001, the Company, by duly adopted resolutions of the Board, amended the 2000 Bonus Plan to modify the definition of "net income," subject to approval by the Company's stockholders, which was obtained on May 2, 2001. Effective as of February 9, 2005, the Company, by duly adopted resolutions of the Board, amended and restated the 2000 Bonus Plan, as amended in 2001, to increase the number of Shares (as defined in Article 2), as well as to make certain other changes (the "2005 Bonus Plan"), subject to approval by the Company's stockholders, which was obtained April 27, 2005. Effective as of March 3, 2010, the Company by duly adopted resolutions of the Compensation Committee, amended and restated the 2005 Bonus Plan, subject to approval of the Company's stockholders, which was obtained on April 28, 2010 (the "2010 Bonus Plan"). As used herein, the term "Plan" shall refer to the 2010 Bonus Plan, as amended by this 2020 Restatement (as hereinafter defined).

        Effective as of January 1, 2020 (the "Restated Effective Date"), this Plan is amended and restated in the form set forth herein (the "2020 Restatement"), subject to approval of the stockholders of the Company. If this 2020 Restatement is not approved by the stockholders within twelve (12) months after the Restated Effective Date, the amendments made by this 2020 Restatement shall be null and void, but the 2010 Bonus Plan shall remain in full force and effect in accordance with its terms and conditions prior to this 2020 Restatement, except that the term of the 2010 Bonus Plan shall automatically terminate on January 1, 2030, in accordance with Section 1.3.

        1.2    Objectives of Plan.    This Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries (as defined in Article 2) to obtain the economic benefits of equity ownership in the Company, thereby strengthening their commitment to the success of, and stimulating their efforts on behalf of, the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining employees, directors and consultants. This Plan is also intended: to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to motivate Eligible Persons (as defined in Article 2), by means of appropriate incentives, to achieve long-term Company goals, and reward Grantees (as defined in Article 2) for achievement of those goals; to provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries; in the case of annual incentives, to provide a means of rewarding certain Eligible Persons with compensation which, when coupled with a base salary, produces a competitive level of total compensation that reflects their contributions to the overall short-term and long-term enhancement of the value of the Company and its Subsidiaries; and to align the interests of Eligible Persons with those of the Company's stockholders.

        1.3    Duration of Plan.    This Plan commenced on the Effective Date and shall remain in effect until the day prior to the tenth (10th) anniversary of the Restated Effective Date, unless sooner terminated by the Board pursuant to Article 17 hereof, provided, however, that if this 2020 Restatement is not approved by the Company's stockholders as provided in Section 1.1, the amendments made by this 2020 Restatement shall be null and void, but the 2010 Bonus Plan shall remain in full force and effect in accordance with its terms and conditions prior to this 2020 Restatement, except that the term of the 2010 Bonus Plan will automatically terminate on January 1, 2030 in accordance with this Section 1.3. No Awards (as defined in Article 2) may be granted after the date on which this Plan terminates, but all Awards granted prior to such date shall continue outstanding until such Awards expire, are exercised, are forfeited, or otherwise terminate in accordance with their terms. No Options, Restricted Shares, Restricted Share Units, Bonus Shares, Deferred Shares, Stock Appreciation Rights ("SARs"), Performance Units, Performance Shares, Performance Share Units or Performance Bonuses (which will be settled in shares) (each as defined in Article 2) may be granted under this Plan after all Shares reserved for delivery under this Plan pursuant to Article 4 have been exhausted.

Article 2. Definitions

        Whenever used in this Plan, the following terms shall have the meanings set forth below, with all terms defined in the singular having the comparable meaning in the plural, and vice versa:

        2.1  "1996 Bonus Plan" has the meaning set forth in Section 1.1.

        2.2  "1999 Bonus Plan" has the meaning set forth in Section 1.1.

        2.3  "2000 Bonus Plan" has the meaning set forth in Section 1.1.

        2.4  "2005 Bonus Plan" has the meaning set forth in Section 1.1.

        2.5  "2010 Bonus Plan" has the meaning set forth in Section 1.1.

        2.6  "2020 Restatement" has the meaning set forth in Section 1.1.

        2.7  "Article" means an article of this Plan.

        2.8  "Award" means Options, Restricted Shares, Restricted Share Units, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units, Performance Shares, Performance Share Units and Performance Bonuses granted under this Plan.

        2.9  "Award Agreement" means a written agreement by which an Award is evidenced.

        2.10  "Board" has the meaning set forth in Section 1.1.

        2.11  "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), or as an incentive to become an employee, director or consultant of the Company or a Subsidiary or otherwise.

        2.12  "Cause" as to a Grantee means (a) "cause" for discharge from employment as specified in an employment contract between the Grantee and the Company or any Subsidiary; or (b) if there is no employment contract, "cause" as defined in the Award Agreement; or (c) if "cause" is not otherwise defined in such employment contract or Award Agreement, as determined by the Committee:

  (i)
  a Grantee's engaging in any act or omission involving theft, malfeasance, gross negligence, fraud, dishonesty, moral turpitude, unlawful conduct, unethical conduct or breach of fiduciary duty;

  (ii)
  a Grantee's willful or reckless material misconduct in the performance of the Grantee's duties, engaging in any act that violates, in any material respect, any written policy or procedure of the Company or any Subsidiary or engaging in any conduct that results in adverse publicity or harm to the business or reputation of the Company or any Subsidiary; or

  (iii)
  a Grantee's habitual neglect of duties;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in, or not opposed to, the best interests of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his or her affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

        2.13  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code, any successor statute or any case law or regulations interpreting the same.

        2.14  "Committee" has the meaning set forth in Section 3.1.

        2.15  "Common Stock" means the common stock, $2.50 par value, of the Company.

        2.16  "Company" has the meaning set forth in Section 1.1.

        2.17  "Deferred Shares" has the meaning set forth in Section 10.2.

        2.18  "Disability" means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, would qualify the Grantee for benefits under the Company's long- term disability plan as in effect when the determination is made (ignoring the requirements of any waiting period) if the Grantee were a participant in such plan (whether or not the Grantee actually participates therein). Notwithstanding the foregoing, if the Company has no long-term disability plan, "Disability" means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, is expected to continue indefinitely and which renders the Grantee incapable of performing any substantial portion of the service required by his or her employer.

        2.19  "Disqualifying Disposition" has the meaning set forth in Section 6.4.

        2.20  "Effective Date" has the meaning set forth in Section 1.1.

        2.21  "Eligible Person" means: (a) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability; (b) any person performing services for the Company or a Subsidiary in the capacity of a consultant; (c) any person performing services for the Company or a Subsidiary in the capacity of a member of the Board or as a member of the board of directors of such Subsidiary; and (d) any person for whom the Committee determines an Award would provide a material inducement to become an employee, director or consultant of the Company or a Subsidiary; provided, however, that in no event shall an Award to any Person be effective until such Person begins to perform services for the Company or a Subsidiary.

        2.22  "Fair Market Value" means: (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (b) with respect to Shares, as of any date, (i) the average of the high and low trading prices on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the NASDAQ Stock Market, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

        2.23  "Freestanding SAR" means a SAR that is granted independently of any other Award.

        2.24  "Grant Date" has the meaning set forth in Section 5.2.

        2.25  "Grantee" means an individual who has been granted an Award.

        2.26  "Incentive Stock Option" or "ISO" means an Option that: (a) is designated as an Incentive Stock Option in the Award Agreement granting such Option; and (b) is intended to meet the requirements of Section 422 of the Code for treatment as an Incentive Stock Option.

        2.27  "Including" or "includes" mean "including, without limitation," or "includes, without limitation," respectively.

        2.28  "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances.

        2.29  "Non-Qualified Stock Option" or "NQSO" means an Option that is not an Incentive Stock Option.

        2.30  "Option" means an option (including either an Incentive Stock Option or a Non-Qualified Stock Option) granted under Article 6 of this Plan.

        2.31  "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

        2.32  "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option, and as may, consistent with the provisions of this Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

        2.33  "Performance Bonus" means a cash bonus determined and awarded in accordance with Article 11.

        2.34  "Performance Period" means the time period during which performance goals designated by the Committee shall be met.

        2.35  "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

        2.36  "Performance Share Unit" means a right to receive a specified number of Deferred Shares subject to the attainment of specified performance goals as provided in Section 10.3.

        2.37  "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events, each as determined by the Committee) or the Shares are otherwise subject to a substantial risk of forfeiture.

        2.38  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, as the Securities Exchange Act of 1934 is amended from time to time.

        2.39  "Plan" has the meaning set forth in Section 1.1.

        2.40  "Reorganization Transaction" means the first to occur of any of the following:

            (i)  the consummation of a transaction, approved by the stockholders of the Company, to merge the Company with or into or consolidate the Company with another entity or sell or otherwise dispose of all or substantially all of its assets or the stockholders of the Company adopt a plan of liquidation, provided, however, that a Reorganization Transaction shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; or

           (ii)  the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company is acquired, other than from the Company, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar equity plan of the Company); or

          (iii)  at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

        2.41  "Required Withholding" has the meaning set forth in Section 15.1.

        2.42  "Restated Effective Date" has the meaning set forth in Section 1.1.

        2.43  "Restricted Shares" means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

        2.44  "Restricted Share Unit" means a right to receive a specified number of Deferred Shares upon the completion of a specified period of continuous employment or other service as provided in Section 10.3.

        2.45  "Retirement" means a Termination of Affiliation due to a Grantee's cessation in providing services to the Company or Subsidiary (for any reason other than death, Disability or Cause) at or after the date the Grantee attains age 62, unless the Award Agreement or Committee provides otherwise.

        2.46  "SARs" has the meaning set forth in Section 1.3.

        2.47  "Section" means, unless the context otherwise requires, a section of this Plan.

        2.48  "Section 409A Award" has the meaning set forth in Section 13.2.

        2.49  "Share" means a share of Common Stock.

        2.50  "Strike Price" of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement; and further provided that any SAR granted as a Substitute Award pursuant to Section 16.2 may be granted at such Strike Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.2.

        2.51  "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation solely for purposes of this definition); and for all other purposes, with respect to any Person, any business entity in which such Person has a direct or indirect interest (whether in the form of stock ownership, voting power or participation in profits or capital contribution) of more than 50%, as determined by the Committee.

        2.52  "Substitute Awards" has the meaning set forth in Section 16.3.

        2.53  "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or the corporation resulting from any other transaction described in Section 4.2, if applicable, the corporation that owns, directly or indirectly, at least fifty percent (50%) of the aggregate voting power of the securities of such resulting corporation that are entitled to vote generally in the election of directors (other than a class of securities may have voting power by reason of the occurrence of a contingency).

        2.54  "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

        2.55  "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

        2.56  "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, consultant or director; or with respect to an individual who is an employee, consultant, or director of a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

Article 3. Administration

        3.1    Committee.     This Plan shall be administered by the Compensation Committee (formerly known as the Incentive Compensation Committee) of the Board, or such other committee of the Board as the Board shall appoint to administer this Plan (the "Committee"). In the event of any future change in the name or composition of the Compensation Committee, the committee that constitutes the "compensation committee" for purposes of Section 303A.05 of the New York Stock Exchange Listed Company Manual or its successor shall be the Committee unless otherwise determined by the Board. The number of members of the Committee shall be set and may, from time to time, be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate.

        3.2    Powers of Committee.     Subject to the express provisions of this Plan and in addition to the authority and discretion granted elsewhere in this Plan, the Committee has full and final authority and sole discretion as follows:

          (a)   to determine when, to whom and in what types and amounts Awards should be granted, as well as any other terms and conditions applicable to each Award, including the Option Price, the Option Term and the benefit payable under any Bonus Shares, Deferred Shares, SARs, Performance Units, Performance Shares, Performance Bonuses, Performance Share Units or Restricted Share Units, and whether or not specific Awards shall be granted in connection with other specific awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (b)   to determine the amount, if any, that a Grantee shall pay for Restricted Shares or Deferred Shares, whether and on what terms to permit or require the payment of dividends, dividend equivalents or other distributions on Shares thereon to be deferred, what restrictions shall apply to Restricted Shares or Deferred Shares, when Restricted Shares or Deferred Shares (including Restricted Shares or Deferred Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow; provided, however, that, unless otherwise specifically provided by the Committee, any dividends or dividend equivalent rights will be subject to the same restrictions and conditions on vesting and payment as the Awards to which they relate;

          (c)   to construe and interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan, including determining whether a Termination of Affiliation is for Cause, Retirement, death, Disability or other reason;

          (d)   to make, amend, and rescind rules relating to this Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

          (e)   to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time in any manner permitted for Awards of such type by this Plan as then in effect; provided that the consent of the Grantee shall not be required for any amendment which (i) does not materially adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in applicable laws or generally accepted accounting principles;

          (f)    to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor, provided that the consent of the Grantee shall not be required for any new Awards that are of equivalent or greater economic value;

          (g)   to accelerate the exercisability (including exercisability within a period of less than six (6) months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

          (h)   subject to Sections 1.3, 5.3, 6.4 and 13.2, to extend the time during which any Award or group of Awards may be exercised;

          (i)    to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of this Plan or to comply with applicable local laws;

          (j)    to restrict the authority delegated to the Chief Executive Officer pursuant to Section 3.3 or to delegate to the Chief Executive Officer of the Company, other executive officers of the Company, or other members or committees of the Board, the power to grant Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee, provided such authority shall under no circumstances allow any Awards to any Eligible Persons who are officers or directors with reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, which authority shall be in addition to the authority delegated to the Chief Executive Officer in Section 3.3, in which event the Committee's delegates may exercise in their sole discretion all power and authority of the Committee with respect to such Awards, except as otherwise specified in this Plan or by the Committee;

          (k)   to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of this Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

          (l)    to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

          (m)  to take any other action with respect to any matters relating to this Plan for which it is responsible.

All determinations on any matter relating to this Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee and all such determinations of the Committee shall be final, conclusive and binding on all Persons. The determinations of the Committee in granting Awards need not be uniform among Grantees and among Awards and no determination of the Committee with respect to any Grantee or Award shall entitle that Grantee or any other Grantee to the same determination with respect to any other Award. Notwithstanding the foregoing, however, unless there is a change in applicable laws, the Committee shall construe the terms of this Plan and of any Award Agreement consistently as to the meaning of the same language. No member of the Committee or any officer, committee or other person (including the Chief Executive Officer) acting pursuant to Sections 3.2(j) or 3.3 shall be liable for any action or determination made with respect to this Plan or any Award unless such action or determination constitutes a felony or other similar act involving fraud, dishonesty, moral turpitude, unlawful conduct or breach of fiduciary duty.

        3.3    Grant of Awards by Chief Executive Officer.     Unless otherwise determined by the Committee, and to the extent permitted by applicable law, the Chief Executive Officer of the Company shall have the power and authority to grant Awards to any Eligible Persons, so long as such Eligible Persons are not officers or directors with reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, and to determine the terms and conditions of any such Awards. The Chief Executive Officer, or such other officer as the Chief Executive Officer may designate, may exercise in his or her sole discretion all power and authority of the Committee with respect to such Awards except as otherwise specified in this Plan or by the Committee. Awards granted by the Chief Executive Officer pursuant to this Section 3.3, or by any officer, committee or other person (including the Chief Executive Officer) pursuant to Section 3.2(j), shall be treated as Awards granted by the Committee for all purposes of this Plan, except as otherwise specified herein, and any action taken by the Committee with respect to all Awards, including any action taken pursuant to Section 4.2, shall apply to Awards granted pursuant to this Section 3.3 or Section 3.2(j), unless otherwise specified by the Committee.

        3.4    Special Vesting Rules.     Notwithstanding any other provision of the Plan, except for Awards granted under the Plan with respect to Shares which do not exceed, in the aggregate, five percent of the total number of Shares reserved for issuance pursuant to Section 4.1, if a Grantee's right to become vested in an Award is conditioned on the completion of a specified period of service with the Company or any Subsidiaries being required, then the required period of service shall be at least one year, except if accelerated in the event of the participant's death, Disability or Retirement.

Article 4. Shares Subject to this Plan and Maximum Awards

        4.1    Number of Shares Available.     Subject to Section 4.4 and to adjustment as provided in Section 4.2, the number of Shares reserved for delivery under this Plan is 16,000,000. Any shares that are subject to awards granted under the Plan that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash, shall be again available for grant under the Plan. The following Shares may not again be available for grant under the Plan (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (b) Shares used to pay the Option Price or withholding taxes relating to an outstanding Award; and (c) Shares repurchased on the open market with the proceeds of the Option Price. The Committee may from time to time determine the appropriate methodology consistent with this Section 4.1 for calculating the number of Shares issued pursuant to this Plan. Shares issued pursuant to this Plan may be treasury shares or newly-issued Shares. The maximum number of Shares that may be delivered to Grantees pursuant to Incentive Stock Options is 16,000,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on ISOs granted under the Plan. Shares subject to Substitute Awards shall not (i) reduce the number of Shares that may be issued under the Plan and shares subject to a Substitute Award that is forfeited, expires or is terminated without issuance of Shares, including shares that are attributable to Substitute Awards that are settled in cash, shall not be added to the number of Shares reserved for issuance pursuant to subsection 4.1(b) or (ii) the number of shares that may be covered by Awards granted to any period pursuant to subsections 4.3.

        4.2    Adjustments in Authorized Shares.     If any dividends, dividend equivalents or other distributions on Shares (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares in such a manner as to cause dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee will, in such manner as it may deem equitable, adjust any or all of the following: (a) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted; (b) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards; (c) the grant price, strike price, or exercise price with respect to any Award; and (d) the limitations on the maximum number and type of Shares available under this Plan and that may be granted as particular Awards as set forth in Section 4.1; or, if deemed appropriate, apply the provisions of Article 16; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause this Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

        4.3  Limits on Awards

        Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares (including a number of Shares equal to the number of SARs granted) for which Awards, Performance Units and Performance Bonuses) may be granted to any Grantee in any calendar year shall not exceed 600,000. The maximum aggregate value of Performance Units and Performance Bonuses granted to any Grantee hereunder in any calendar year shall not exceed $9,000,000 in the case of annual awards and $18,000,000 in the case of other awards.

Article 5. Eligibility and General Conditions of Awards

        5.1    Eligibility.     The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

        5.2    Grant Date.     The "Grant Date" of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

        5.3    Maximum Term.     The Option Term or other period during which an Award may be outstanding, unless otherwise provided in the Award Agreement, shall not extend more than ten (10) years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that the Option Term of any ISO shall not exceed ten (10) years; and provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 13 may, if so permitted or required by the Committee, extend more than ten (10) years after the Grant Date of the Award to which the deferral relates.

        5.4    Award Agreement.     To the extent not set forth in this Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

        5.5    Restrictions on Share Transferability.     The Committee may include in the Award Agreement such restrictions on transferability of any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable in its sole discretion.

        5.6    Termination of Affiliation.     Except as otherwise provided in an Award Agreement (including an Award Agreement, as amended by the Committee pursuant to Section 3.2), the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following a Termination of Affiliation shall be determined in accordance with the provisions set forth below in this Section 5.6, subject to the provisions of Section 13.2.

        (a)   For Cause. If a Grantee has a Termination of Affiliation for Cause:

            (i)  the Grantee's Awards (including any Restricted Shares, Bonus Shares or Deferred Shares) that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such Termination of Affiliation, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

           (ii)  except as otherwise provided in Section 5.6(a)(iii), the Grantee's Performance Shares, Deferred Shares, Restricted Share Units and Performance Share Units that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, Restricted Share Units, Performance Share Units and Performance Shares; and

          (iii)  any unexercised Option or SAR, and any Performance Share, Performance Unit, Performance Share Unit or Performance Bonus with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation, and the Grantee shall receive no payment with respect to such Awards.

        (b)   On Account of Retirement, Death or Disability. If a Grantee has a Termination of Affiliation on account of Retirement, death or Disability:

            (i)  except as otherwise provided in Section 5.6(b)(iv), the Grantee's Awards (including any Restricted Shares, Bonus Shares or Deferred Shares) that are forfeitable immediately before such Termination of Affiliation shall automatically be nonforfeitable on such Termination of Affiliation;

           (ii)  the Company shall promptly settle all Deferred Shares that constitute Restricted Share Units, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 12) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Restricted Share Units, which delivery shall be made as soon as practical after the Termination of Affiliation occurs, but in no event later than March 15 of the year following the year in which the Termination of Affiliation occurs;

          (iii)  any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, at any time after such Termination of Affiliation (but in either case only during the Option Term) by the Grantee (whether or not such exercise causes an Option to fail to qualify as an ISO) or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 12; and

          (iv)  the benefit payable with respect to any Performance Share, Performance Unit, Performance Share Unit or Performance Bonus, or any other Award, the payment of which is conditioned upon the achievement of performance targets, with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall be determined as follows:

            (A)  in the case of death or Disability, there shall be delivered the number of unrestricted Shares, or paid the amount in cash, that would have been delivered or paid had the applicable performance goals been met at the target level for the Performance Period multiplied by the product of (1) and (2) below, which shall be delivered to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 12), as soon as practical after the Termination of Affiliation occurs, but in no event later than March 15 of the year following the year in which the Termination of Affiliation occurs, where:

              (1)   is a fraction, the numerator of which is the number of months that have elapsed since the beginning of such Performance Period to and including the month in which occurs the date of such Termination of Affiliation and the denominator of which is the number of months in the Performance Period; and

              (2)   is a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period;

            (B)  the case of Retirement, there shall be delivered or paid to the Grantee, at the same time that payment is made with respect to comparable Awards for the same Performance Period held by active employees, the number of unrestricted Shares or the amount of cash that would have been delivered or paid to the Grantee had he or she continued to be employed through the end of the Performance Period, multiplied by the fraction set forth in Section 5.6(b)(iv)(A)(1) above, which shall be based upon the actual extent to which the performance goals for the Performance Period were actually attained, except that in the case of any performance goal based upon the achievement of personal objectives, the Committee shall determine the extent to which the personal objectives would have been achieved based upon achievement as of the date of the Termination of Affiliation.

        (c)    Any Other Reason.    If a Grantee has a Termination of Affiliation for any reason other than for Cause, Retirement, death or Disability, then:

            (i)  the Grantee's Awards (including any Restricted Shares, Bonus Shares or Deferred Shares), to the extent forfeitable under this Plan or the Award Agreement immediately before such Termination of Affiliation, shall thereupon automatically be forfeited unless the Committee determines in writing otherwise, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

           (ii)  except as otherwise provided in Section 5.6(c)(iii), the Company shall promptly settle all Deferred Shares that constitute Restricted Share Units, that was vested immediately before such Termination of Affiliation, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 12) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Restricted Share Units, which delivery shall be made as soon as practical after the Termination of Affiliation occurs, but in no event later than March 15 of the year following the year in which the Termination of Affiliation occurs; and

          (iii)  any unexercised Option or SAR, and any Performance Share, Performance Unit, Performance Share Unit or Performance Bonus with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation, and the Grantee shall receive no payment with respect to such Awards, unless the Committee determines in writing otherwise.

        5.7    Nontransferability of Awards.

        (a)   Except as provided in Section 5.7(c) below, each Award and each and every right under any Award, shall be nontransferable and during the Grantee's lifetime, shall be exercisable only by the Grantee, or, if permissible under applicable law, by the Grantee's guardian or legal representative in the event of a Disability.

        (b)   Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution, or, in the case of Restricted Shares, to the Company, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a beneficiary in accordance with Article 12 shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        (c)   To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer a Non-Qualified Stock Option, SAR, Restricted Share, Bonus Share, or Deferred Share Award to: (i) a spouse, sibling, parent or lineal descendant (including a lineal descendant by adoption) (any of the foregoing, an "Immediate Family Member") of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members. This Section 5.7(c) shall not be construed to authorize a transfer of an Incentive Stock Option, Performance Unit, Performance Share, or Performance Bonus.

Article 6. Stock Options

        6.1    Grant of Options.     Subject to the terms and provisions of this Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

        6.2    Award Agreement.     Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other terms, conditions or provisions as the Committee shall determine.

        6.3    Option Price.     The Option Price of an Option under this Plan shall be determined by the Committee and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option granted as a Substitute Award pursuant to Section 16.2 may be granted at such Option Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.2.

        6.4    Grant of Incentive Stock Options.     At the time of the grant of any Option, the Committee may in its discretion designate such Option as an Incentive Stock Option. Any Incentive Stock Option:

          (a)   shall, if granted to a 10% Owner, have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

          (b)   shall have an Option Term of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (c)   shall not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under this Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit"); and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as a NQSO;

          (d)   shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition") within ten (10) days of such Disqualifying Disposition; and

          (e)   shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in Article 12 of this Plan and permitted by Section 422(b)(5) of the Code in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

        Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option) take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

        6.5    Payment.     Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

          (a)   tendering, either by actual tender or by attestation to ownership of, Mature Shares, valued at their Fair Market Value on the date of exercise; or

          (b)   pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

        If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

        If tender by attestation of ownership of Mature Shares is used to pay the Option Price, the number of Shares delivered upon exercise of the Option shall be limited to the difference between the number of Shares subject to the Option and the number of Shares tendered by attestation.

        6.6    No Repricing.     Except for either adjustments pursuant to Section 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company's stockholders, the Option Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or another award. Except as approved by the Company's stockholders, in no event shall any Option granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a Share.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of this Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of this Plan, the other terms and conditions pertaining to such SARs.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR: (a) the Tandem SAR will expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

        7.3    Payment of SAR Amount.    Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

  (b)
  the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

        7.4    No Repricing.    Except for either adjustments pursuant to Section 4.3 (relating to the adjustment of shares), or reductions of the Strike Price approved by the Company's stockholders, the Strike Price for any outstanding SAR may not be decreased after the date of grant nor may an outstanding SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement SAR or Option with a lower exercise price or another award. Except as approved by the Company's stockholders, in no event shall any SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Strike Price of the SAR is greater than the then current Fair Market Value of a Share.

Article 8. Restricted Shares

        8.1    Grant of Restricted Shares.     Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

        8.2    Award Agreement.     Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Restricted Shares granted, and such other terms, conditions and provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting, or restrictions under applicable securities laws. In the case of Restricted Shares, the vesting of which is based solely upon continued employment, the Period of Restriction shall terminate, and the Grantee shall be entitled to receive unrestricted shares, on the day on which the Grantee becomes eligible for Retirement and vesting is no longer conditioned upon the performance of additional services.

        8.3    Effect of Forfeiture.     If Restricted Shares are forfeited, and if the Grantee was required to pay for such Shares or acquired such Restricted Shares upon the exercise of an Option, unless the Committee determines in writing otherwise, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Shares, or (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such repurchased Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

        8.4    Escrow; Legends.     The Committee may provide that any Restricted Shares (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by or under the sole control of the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited, (b) shall bear, on the underlying certificates, an appropriate legend restricting the transfer of such Restricted Shares, or (c) shall be under account controls restricting the transfer of such Restricted Shares if they are instead registered electronically in book-entry form through the Direct Registration Profile Modification System or any similar system. If any Restricted Shares become nonforfeitable, the Company shall cause such shares to be issued without such legend or restriction.

        8.5    Stockholder Rights in Restricted Shares.     Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, including the right to vote such Restricted Shares and the right to receive dividends, dividend equivalents or other distributions on such Restricted Shares, except as otherwise provided in this Plan or Award Agreement. Any cash or stock dividends that become payable on Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are paid, except to the extent the Award Agreement provides otherwise. The Award Agreement may, but need not, provide for payment of interest on deferred dividends.

Article 9. Performance Units and Performance Shares

        9.1    Grant of Performance Units and Performance Shares.     Subject to the terms of this Plan, performance units ("Performance Units") or performance shares ("Performance Shares") may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value/Performance Goals.     Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the beginning and ending dates of the Performance Period, select performance measures in accordance with Section 4.3, and set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Grantee.

        9.3    Earning of Performance Units and Performance Shares.     Subject to the terms of this Plan (including Section 4.3 regarding the Committee's discretion to make adjustments), after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        If a Grantee is promoted, demoted or transferred to a different business unit or a different position in the same business unit of the Company or a Subsidiary during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them comparable to the initial performance goals or Performance Period.

        9.4    Form and Timing of Payment of Performance Units and Performance Shares.     Unless the Committee provides for a different method of payment, earned Performance Units or Performance Shares shall be paid in a lump sum following the close of the applicable Performance Period or may be deferred pursuant to Section 10.2 or Article 13. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        As determined by the Committee, a Grantee may be entitled to receive any dividends, dividend equivalents or other distributions declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Performance Units or Performance Shares that have not been earned based on the performance criteria established.

Article 10. Bonus Shares and Deferred Shares

        10.1    Bonus Shares.     Subject to the terms of this Plan, the Committee may grant Bonus Shares to any Eligible Person in such amount and upon such terms and conditions, at any time and from time to time, all as shall be determined by the Committee.

        10.2    Deferred Shares.     Subject to the terms and provisions of this Plan including, without limitation, Section 13.2, shares may be granted on a deferred basis to any Eligible Person in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee ("Deferred Shares"). The Committee may impose such terms, conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Deferred Shares. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary; provided, however, that effective from and after January 1, 2005, any substitution of Deferred Shares for other compensation must satisfy the requirements of Article 13.

        10.3    Restricted Share Units and Performance Share Units.     Awards of Deferred Shares subject to vesting may be designated by the Committee in the Award Agreement as Restricted Share Units if the vesting of the Grantee's right to the Deferred Shares is condition upon continued employment or other affiliation for a specified period of time, or as Performance Share Units if the vesting of the Grantee's right to the Deferred Shares is conditioned upon the achievement of performance goals (whether or not also conditioned upon continued employment). A Grantee of Restricted Share Units or Performance Share Units shall be entitled to receive one (1) Share for each such Restricted Share Unit or Performance Share Unit that vests, which, unless otherwise provided in the Award Agreement, shall be delivered to the Grantee as soon as practicable, but not later than March 15 of the year following the year in which the Restricted Share Unit or Performance Share Unit vests, subject to the remaining provisions of this Plan and the Award Agreement.

Article 11. Performance Bonuses

        11.1    Performance Bonuses.     Subject to the terms of this Plan, the Committee may grant Performance Bonuses to any Eligible Person, in such amount and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee.

        11.2    Performance Periods, Measures and Goals.     For each Performance Bonus the Committee shall establish the beginning and ending dates of the Performance Period, select the performance measures in accordance with Section 4.3 and establish the performance goals for the Performance Measure to be applied for that Performance Period. The Committee may, but shall not be required to, establish one (1) or more Performance Periods that begin before the last day of any other Performance Periods, may establish Performance Periods that extend for more than one (1) calendar year or may grant Performance Bonuses that extend for more than one (1) consecutive Performance Period (a "Multiple Award Period").

        11.3    Determination of Performance Goals.     A Performance Bonus shall specify the payment amount or percentage of the Performance Bonus for the Performance Period for each Grantee at designated levels of achievement of the relevant performance measures.

        11.4    Adjustment of Goals.     The Committee may in its discretion (a) decrease or increase the amount or percentage of the Performance Bonus payable for such Grantee at designated levels of achievement of the performance measures, or (b) increase or decrease the designated level of achievement of the performance measures to make payable the stated amount or percentage of the Performance Bonus, at any time during a Performance Period (including any Multiple Award Period).

        11.5    Determination and Payment of Bonus.     As soon as practicable after the necessary financial data for a Performance Period are available to the Committee, the Committee shall make a written determination of the extent of the achievement of the performance goals for the Performance Bonus for that Performance Period, and shall make a written determination of the amount, if any, to be distributable with respect to a Performance Bonus for the Performance Period. Distributions with respect to any Performance Bonus shall be subject to the following:

          (a)   except as otherwise specifically provided in the Award Agreement reflecting the terms and conditions of a Performance Bonus, the Committee may in its discretion, reduce the amount of any Performance Bonus or cancel the Award for any reason whatsoever for any Grantee at any time prior to payment; and

          (b)   except as otherwise provided by the Committee, Performance Bonuses shall be settled through cash payments, which shall be made as soon as practicable after the Committee makes the determination described in this Section 11.5.

Article 12. Beneficiary Designation

        12.1    Beneficiary Designation.     Each Grantee under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's surviving spouse, if any, or if none, then to the Grantee's estate.

Article 13. Deferrals

        13.1    Deferrals.

        (a)   The Committee may permit or require in an initial Award Agreement, or permit with the consent of the Grantee in any amendment to the Award Agreement, the Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the satisfaction of any requirements or goals with respect to Performance Units,

Performance Shares or Performance Bonuses, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares.

        (b)   The provisions set forth below will apply to deferrals that are either elected by the Grantee or required or permitted by the Company after the Award is granted.

            (i)  Except as otherwise expressly provided in an Award Agreement, an election to defer by the Grantee must be made in writing and become irrevocable not later than the last day of the year prior to the year in which the Award is granted. An Award Agreement may permit an elective deferral at a later date only if the Committee determines that such later date is permitted by Section 409A of the Code.

           (ii)  If a deferral is required or permitted by the Company after the Award is originally granted, the date of payment must be specified and irrevocable not later than twelve (12) months prior to the date the payment would otherwise have been made (and if the Award becomes payable under its original terms during such twelve (12) month period, the deferral shall not apply), and payment must be deferred for at least five (5) years from the date the payment would otherwise have been made (unless the Award becomes payable as a result of the Grantee's death or disability, as defined in Section 409A of the Code); provided, however, that if the Award would otherwise have been exempt from Section 409A of the Code as a short-term deferral as defined in the regulations under Section 409A of the Code, the date of payment may be specified not later than twelve (12) months prior to date the Award would no longer be subject to a substantial risk of forfeiture, and the requirement that payment be deferred for five (5) years shall not apply in the case of a payment to be made upon the occurrence of a change in control event (as defined in Section 409A).

        13.2    Compliance with Section 409A of the Code.

        (a)   Effective from and after January 1, 2005, all Awards that constitute deferred compensation subject to Section 409A of the Code shall be administered in accordance with Section 409A of the Code and the then current regulations thereunder, and the provisions of this Plan and all Award Agreements shall be construed in accordance therewith. An Award shall constitute deferred compensation subject to Section 409A of the Code (a "Section 409A Award") if any of the following occur: (i) the Award is an Option, SAR or grant of Restricted Shares or Bonus Shares and the Award Agreement provides, or is amended to provide, for a deferral pursuant to Section 13.1, or, in the case of an Option or SAR, the Shares do not constitute "service recipient stock" as defined in Section 409A of the Code with respect to the Grantee; (ii) the Award is a grant of Performance Units, Performance Shares, Deferred Shares, or a Performance Bonus, and the payment of such Award occurs, or is conditioned upon an event that may occur, after March 15 of the year following the year in which the Grantee's right to payment is no longer subject to a substantial risk of forfeiture; or (iii) any other Award that the Committee determines is subject to Section 409A of the Code; provided, however, that an Award that was granted and became fully vested prior to January 1, 2005 shall not be considered a Section 409A Award unless the terms of the Award are materially modified after October 3, 2004.

        (b)   Anything else contained in this Plan to the contrary notwithstanding, the provisions set forth below shall apply to the payment of any Section 409A Award.

            (i)  Any such Award shall be paid to the Grantee, to the extent earned, not later than the last day of the year in which the right to the payment is earned or, if later, the ninetieth (90th) day after the right to the payment is earned; provided that the Grantee shall not be permitted, directly or indirectly, to designate the calendar year in which the payment is made.

           (ii)  The date on which the right to a performance-based Award, subject to Article 11, is earned shall be the last day of the Performance Period rather than the date upon which the Committee determines that the Performance Measure has been satisfied (unless the Committee has the unilateral right to cancel the Award pursuant to Section 11.5), and the Committee shall make such determination, if at all, prior to the last date for payment of the Award as provided above; provided, however, that if the terms of such Award provide for payment without regard to whether the Performance Measure is satisfied under any circumstances, the first (1st) date upon which the Grantee has the right to payment regardless of whether the performance measures are satisfied shall be the date on which the right to payment is earned unless the terms and conditions of the Award Agreement provide that the Award may not be paid until after the end of the Performance Period.

          (iii)  The terms of an Award Agreement may only permit a Section 409A Award to be paid upon a specified date (including the end of a Performance Period), or upon the Grantee's death, disability, separation from service, or severe financial hardship, or the occurrence of a change in control event with respect to the Grantee. For purposes of determining the date of payment, the terms "disability", "separation from service", "severe financial hardship" and "change in control event" shall all have the meanings provided in the regulations under Section 409A of the Code, and any reference to termination of employment or affiliation in an Award Agreement shall mean "separation from service" as so defined, and any reference to a change of control shall mean a "change in control event" as so defined, if such terms define the time at which the Award may be paid. No change to the time of payment of a Section 409A Award may be made after the original date of grant unless such change is a permissible deferral under Section 13.1(b), or is otherwise permitted by Section 409A of the Code.

          (iv)  If any such Award becomes payable to a "specified employee," as determined under the CNA Supplemental Executive Retirement Plan, prior to the date upon which it would otherwise have been payable by reason of the Grantee's termination of employment, such Award shall not be paid to the Grantee until six (6) months after the Grantee incurs a separation from service, as defined in Section 409A of the Code, even if such date is after the last date specified in Section 13.2(b)(i). For purposes of this Section 13.2(b)(iv), the status of Grantees as designated employees shall be determined as of December 31 of each year, and if a Grantee is determined to be a designated employee on any December 31, the restriction of this Section 13.2(b)(iv) shall apply if and only if he or she incurs a termination of employment during the twelve month period commencing on the following April 1.

Article 14. Rights of Employees, Consultants and Directors

        14.1    Employment.    Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee's employment, consultancy or service as a member of the Board at any time, nor confer upon any Grantee the right to continue in the employ or as a consultant or director of the Company or any Subsidiary.

        14.2    Participation.    No employee, consultant or director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 15. Withholding

        15.1    Withholding

        (a)   Mandatory Tax Withholding.    Whenever under this Plan Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, including a Grantee's making an election under Section 83(b) of the Code, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or if permitted by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under this Plan or otherwise, or (iii) any combination of the foregoing.

        (b)   Elective Share Withholding.

            (i)  Subject to Section 15.1(b)(ii), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a "Taxable Event") having a Fair Market Value equal to the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event.

           (ii)  Each Share Withholding election shall be subject to the following conditions:

            (A)  any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

            (B)  the Grantee's election must be made on or before the date on which the amount of tax to be withheld is determined; and

            (C)  the Grantee's election shall be irrevocable.

        15.2    Notification under Section 83(b).    If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 16. Certain Extraordinary Events

        16.1    Generally.    Unless otherwise provided by the Committee in an Award Agreement or otherwise or except as otherwise provided in this Article 16, in the event that (a) a Grantee is employed or in service to the Company or a Subsidiary on the date of a Reorganization Transaction and the Grantee's Termination of Affiliation is terminated by the Company or a Subsidiary or the successor to Company (or an Subsidiary which is his or her employer) for reasons other than Cause within 24 months following the Reorganization Transaction, or (b) the Plan is terminated by the Company or its successor following a Reorganization Transaction without provision for the continuation of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested and, if based on performance, treated as earned at the target level of performance.

        16.2    Certain Reorganization Transactions or Other Events.    In the event of a Reorganization Transaction or other transaction described in Section 4.2 as a result of which (a) the Company is not the Surviving Corporation or the stock of the Surviving Corporation will not be publicly traded, or (b) in the determination of the Committee, the attainment of relevant performance measures established as performance goals in connection with restrictions on any outstanding Restricted Shares, or any outstanding Performance Units, Performance Shares, and Performance Bonuses, or any of them, will not reasonably be ascertainable, the Committee may in its discretion cancel any or all Awards or class of Awards without the consent of any Grantee; provided, however, that in lieu of such Awards the Company shall pay the following to the Grantee in cash as soon as reasonably practicable after such determination by the Committee:

          (i)    with respect to any Restricted Share or Restricted Share Unit as to which the restrictions have not lapsed in connection with such event, the Fair Market Value of a Share (determined as nearly as practicable to the time of such transaction);

          (ii)   with respect to any Option or SAR, the positive difference (if any) between the Fair Market Value of the Shares subject to the Option or SAR (determined as nearly as practicable to the time of such transaction) and the Option Price or Strike Price of the Option or SAR; provided, however, that no duplicate payment will be made for Tandem SARs and further provided, however, that the amount paid with respect to any Option shall not be less than the Fair Market Value of the Option (determined as nearly as practicable to the time of such transaction) under a recognized option pricing model selected by the Committee; and

          (iii)  with respect to any Performance Unit, Performance Share, Performance Share Unit, or Performance Bonus, the amount that would be payable to the Grantee under Section 5.6(b) if he or she had a Termination of Affiliation on account of Retirement on the date of the transaction.

        16.3    Substituting Awards in Certain Corporate Transactions.    In connection with the Company's acquisition, however effected, of another corporation or entity (the "Acquired Entity") or the assets thereof, the Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such Acquired Entity ("Acquired Entity Award") held by such Grantee immediately prior to such Acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price and on such terms as the Committee determines necessary to achieve preservation of economic value; provided, however, that if the Option Price or Strike Price of any Substitute Award that is an Option or SAR is less than the Fair Market Value of the stock or other equity interest with respect to which such Substitute Award is granted, such Substitute Award shall either satisfy the requirements for a stock right issued in substitution for another stock right pursuant to Section 409A of the Code, or shall satisfy the requirements for a Section 409A Award pursuant to Article 13.

Article 17. Amendment, Modification, and Termination

        17.1    Amendment, Modification, and Termination.    Subject to the terms of this Plan, the Board may, at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part without the approval of the Company's stockholders.

        17.2    Adjustments Upon Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of Awards and Award Agreements in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

        17.3    Awards Previously Granted.    Except as otherwise expressly provided in this Plan (including the provisions of 4.2), no termination, amendment or modification of this Plan and no modification of an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Grantee of such Award, provided, however, that to the extent any Award shall be adversely affected by any amendment or modification of this Plan, the provisions of this Plan in toto as in effect as of the Grant Date of such Award shall prevail.

        17.4    Limitations.    Notwithstanding any other provision of the Plan, amendments (i) expanding the group of Eligible Individuals, (ii) to the provisions of Sections 6.6 and 7.4 (relating to Option and SAR repricing), (iii) increasing the number of shares reserved under the Plan, (iv) increasing the number of shares reserved for the issuance of ISOs, and (v) amendments for which approval of the Company's shareholders is required by law or the rules of any stock exchange on which the Common Stock is listed, in any case, will not be effective unless approved by the Company's shareholders. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable (without Grantee consent) to conform to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

Article 18. Additional Provisions

        18.1    Successors.    All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

        18.2    Gender and Number.    Except where otherwise indicated by the text and context of this Plan, any masculine term used herein also shall include the feminine, the plural shall include the singular, the conjunctive shall refer to the disjunctive, and vice versa.

        18.3    Severability.    If any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of this Plan. Any Section or part of a Section so declared to be unlawful or invalid shall be construed in a manner which will give effect to the remaining terms and conditions of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

        18.4    Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required, from time to time. Notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable laws or regulations.

        18.5    Securities Law Compliance.

        (a)   If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under this Plan as it may deem advisable. All Shares delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which Shares are then listed, any applicable securities law. In addition, the Committee may cause a legend to be placed on any such certificates evidencing the Shares to refer to such restrictions or similar account controls to be effected if the Shares are instead registered electronically in book-entry form through the Direct Registration Profile Modification System or any similar system. Further, if so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

        (b)   If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

        18.6    No Rights as a Stockholder.    Subject to Section 8.5 regarding Restricted Shares, a Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her.

        18.7    Nature of Payments.    Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, all except as such plan or agreement shall otherwise expressly provide.

        18.8    Scope of Plan.    Nothing in this Plan shall be construed to prevent the Board, the Committee, or any other officer of the Company or any Subsidiary authorized to determine compensation of employees, directors and consultants of the Company or such Subsidiary, from awarding any cash bonus or other cash incentive or achievement compensation to any Person for such reasons and on such terms and conditions, whether or not consistent with this Plan, as they in their authorized discretion determine is appropriate.

        18.9    Awards under Prior Bonus Plans.    Each Award under the 1996 Bonus Plan or the 2000 Bonus Plan that was outstanding when the plan was merged into the successor plans as of the respective effective date continued in effect as an Award under the successor plan, but was administered subject to all the terms and provisions of the successor plan, all except to the extent application of any provision of the successor plan violated the requirements of Section 17.3. Similarly, each Award under the 2005 or the 2010 Bonus Plan that was outstanding when the plan was merged into successor plans as of the respective effective date continued in effect as an Award under the successor plan, but was administered subject to all the terms and provisions of the successor plan, all except to the extent application of any provision of the successor plan violated the requirements of Section 17.3. Each award under the 2010 Bonus Plan shall continue in effect as an Award under this Plan and shall be administered as an Award under this Plan from and after the Restated Effective Date, except to the extent application of this Plan would violate the requirements of Section 17.3.

        18.10    Governing Law.    This Plan shall be construed in accordance with and governed by the laws of the State of Illinois other than its laws respecting choice of law or conflicts of law.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 29, 2020. CNA FINANCIAL CORPORATION You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of CNA FINANCIAL CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E91359-P34634 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 6, 2020 Date: April 29, 2020Time: 7:30 AM CDT Location: 151 North Franklin Street Chicago, Illinois 60606

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods E91360-P34634 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: 1. Notice and Proxy Statement2. Annual Report How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 15, 2020 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

The Board of Directors recommends you vote FOR the following: 1. Election to the Board of the eleven nominees named below: Nominees: 01) Michael A. Bless 02) Jose O. Montemayor 03) Don M. Randel 04) Andre Rice 05) Dino E. Robusto 06) Kenneth I. Siegel 07) Andrew H. Tisch 08) Benjamin J. Tisch 09) James S. Tisch 10) Jane J. Wang 11) Marvin Zonis The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. An Advisory, (non-binding) vote to approve named executive officer compensation. 3. To consider and act upon a proposal to approve the Amended and Restated CNA Financial Corporation Incentive Compensation Plan. 4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2020. NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. E91361-P34634 Voting Items

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CNA FINANCIAL CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E91356-P34634 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CNA FINANCIAL CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election to the Board of the eleven nominees named below: Nominees: 01) Michael A. Bless 02) Jose O. Montemayor 03) Don M. Randel 04) Andre Rice 05) Dino E. Robusto 06) Kenneth I. Siegel 07) Andrew H. Tisch 08) Benjamin J. Tisch 09) James S. Tisch 10) Jane J. Wang 11) Marvin Zonis For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. An advisory, (non-binding) vote to approve named executive officer compensation. 3. To consider and act upon a proposal to approve the Amended and Restated CNA Financial Corporation Incentive Compensation Plan. 4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2020. NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CNA FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 29, 2020 7:30 a.m. CNA FINANCIAL CORPORATION 151 North Franklin Street Chicago, IL 60606 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com E91357-P34634 CNA FINANCIAL CORPORATION Annual Meeting of Stockholders April 29, 2020 7:30 AM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors for the use at the Annual Meeting on April 29, 2020 at 7:30 AM D.E. Robusto, A.H. Tisch, J.S. Tisch (the "Proxy Committee"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CNA Financial Corporation to be held on April 29, 2020 or at any postponement or adjournment thereof. Shares represented by this Proxy will be voted by the stockholder. If no such directions are indicated, the Proxy Committee will have authority to vote FOR the election of each of the Board's nominees for director in Proposal 1, FOR the advisory, (non-binding) vote approving named executive officer compensation in Proposal 2, FOR the approval of the Amended and Restated CNA Financial Corporation Incentive Compensation Plan in Proposal 3, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2020 in Proposal 4. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: